UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Ardent Health, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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340 SEVEN SPRINGS WAY, SUITE 100
BRENTWOOD, TENNESSEE 37027
April 8, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Ardent Health, Inc.,
to be held solely by remote communication via live webcast on Wednesday, May 20, 2026, at 9:00 a.m. (Central Time) by
visiting www.virtualshareholdermeeting.com/ARDT2026. The matters to be acted upon at the Annual Meeting are more fully described in the accompanying Proxy Statement and related materials.
In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a
Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our 2025 Annual
Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access our proxy materials over the internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2025 Annual Report to Stockholders and a form of proxy card.
It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual
Meeting, please vote by proxy as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials or in the Proxy Statement. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com.
If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.
We look forward to your attendance at the Annual Meeting.
Sincerely,

Mark Sotir
Chairman of the Board
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, AFTER REVIEWING THE PROXY MATERIALS, PLEASE
VOTE BY PHONE OR ONLINE FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING PROXY MATERIALS OR, IF
YOU REQUESTED A PRINTED COPY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD.
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340 SEVEN SPRINGS WAY, SUITE 100
BRENTWOOD, TENNESSEE 37027

Notice of Annual Meeting of Stockholders To Be Held May 20, 2026
To Our Stockholders:
The 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Ardent Health, Inc. will be held solely by remote communication via live webcast on Wednesday, May 20, 2026, at 9:00 a.m. (Central Time).  You will be able to attend the
Annual Meeting by visiting www.virtualshareholdermeeting.com/ARDT2026 and entering the 16-digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com.
The Annual Meeting is being convened for the following purposes:
(1)To elect 11 nominees as directors;
(2)To approve, on a non-binding advisory basis, the compensation of our named executive officers;
(3)To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(4)To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials.
Please read the materials carefully.
The Board of Directors has fixed the close of business on March 26, 2026 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
Dated:  April 8, 2026By order of the Board of Directors,
Mark Sotir
Chairman of the Board
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, AFTER REVIEWING THE PROXY MATERIALS, PLEASE
VOTE BY PHONE OR ONLINE FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING PROXY MATERIALS OR, IF
YOU REQUESTED A PRINTED COPY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD.
iii
NOTE TO READERS
Unless the context otherwise requires, all references in this Proxy Statement to "Ardent," "the Company," "we," "us" or
"our" mean Ardent Health, Inc. and its affiliates. Ardent Health, Inc. is a holding company that has affiliates that operate acute care hospitals and other healthcare facilities and employ physicians. The term "affiliates" includes direct and indirect subsidiaries of Ardent and partnerships and joint ventures in which such subsidiaries are equity owners.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain "forward-looking statements," as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, the industry in which we operate and other similar matters. Words such as "anticipates," "expects," "intends," "plans,"
"predicts," "believes," "seeks," "estimates," "could," "would," "will," "may," "can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risk factors and other cautionary statements discussed in our Annual Report on Form 10-K for the year ended December 31, 2025. The forward-looking statements pertain only to the date they are made, and we do not undertake any obligation to update them to reflect new information or events unless required by law. Stockholders are advised not to place undue reliance on these statements and to consult any additional disclosures we may provide through our other filings with the SEC, such as
Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Proxy Statement
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of the Company
of proxies to be voted at the 2026 Annual Meeting of Stockholders (the "Annual Meeting"), to be held solely by remote communication in a virtual meeting format on Wednesday, May 20, 2026, at 9:00 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or made available to stockholders on or about April 8, 2026.
Information Concerning Solicitation and Voting
Record Date
The close of business on March 26, 2026 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 750,000,000 authorized shares of common stock, $0.01 par value per share ("Common Stock"), of which 143,095,662 shares were outstanding and entitled to vote, and 50,000,000 authorized shares of preferred stock, $0.01 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the
Annual Meeting.
Quorum Requirements
A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the
Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting.
Voting Procedures
Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting.  If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the Notice of Internet Availability of Proxy Materials or proxy card provided to you for information on the available voting methods.
If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if no instructions are given, each proxy will be voted:
•FOR the election as directors of the nominees described in this Proxy Statement (Proposal 1);
•FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers (the
"NEOs") set forth in the section below entitled "Compensation Discussion and Analysis" (Proposal 2);
•FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3); and
•In accordance with the recommendation of the Board on any other proposal that may properly come before the Annual Meeting or any adjournment thereof.
The persons named as proxies were selected by our Board.
Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 3), but is not permitted to use its discretion and vote your shares on non-routine matters
(such as Proposals 1 and 2). We urge you to give voting instructions to your broker or nominee on all proposals. Shares that are not permitted to be voted by your broker or nominee are called "broker non-votes." Broker non-votes are not considered shares entitled to vote for or against a proposal and, therefore, will have no direct impact on any proposal. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome of the election. If you abstain from voting on Proposals 2 or 3, your abstention will have the same legal effect as a vote against these proposals.
Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to our Corporate Secretary at 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027, prior to the Annual
Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the virtual Annual Meeting and vote in person.
Instructions for the Virtual Annual Meeting
This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. To participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/ARDT2026 and enter your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card provided to you with this Proxy
Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet
Availability of Proxy Materials or Voting Instruction Form. Otherwise, if you cannot locate your control number, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain their 16-digit control number in order to be able to attend, participate in, or vote at the Annual Meeting.
We encourage stockholders to log in to the website and access the webcast approximately 15 minutes before the Annual
Meeting. The meeting will begin promptly at 9:00 a.m. (Central Time) on Wednesday, May 20, 2026. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting.
If you have any questions on how to attend the Annual Meeting, please contact Ardent Health, Inc., 340 Seven Springs Way,
Suite 100, Brentwood, Tennessee 37027, Attention: Investor Relations, 615-296-3000.
Voting Prior to the Virtual Annual Meeting
Whether or not you participate in the virtual meeting, after reviewing the proxy materials, please vote online at
www.proxyvote.com or by phone by following the instructions in the Notice of Internet Availability of Proxy Materials or
proxy card. Also, if you requested a printed copy, you may complete, date, sign and return the proxy card by mail, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the
Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy, you may do so by voting during the Annual Meeting.
Miscellaneous
We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.
Our management is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of our Board.

Proposal 1:  Election of Directors
Introduction
Our Board currently consists of 11 members. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The authorized number of directors may be increased or decreased by our Board in accordance with our certificate of incorporation. EGI-AM Investments, L.L.C. ("EGI-AM"), an affiliated entity of Equity Group Investments ("EGI") and our controlling stockholder, has the right, but not the obligation, to nominate a majority of our directors and to designate the Chairman of the Board, for so long as EGI-AM beneficially owns
50% or more of the total voting power of our outstanding stock, and ALH Holdings, LLC (a subsidiary of Ventas, Inc.
("Ventas")) also has the right, but not the obligation, to nominate one director to the Board, for so long as ALH Holdings, LLC and any of its affiliates (including Ventas) together beneficially own 4% or more of the total voting power of our outstanding
Common Stock. Pursuant to the terms of the nomination agreement between us, EGI-AM and ALH Holdings, LLC (the
"Nomination Agreement"), Messrs. Sen and Sotir and Mses. Campion and Havdala were designated by EGI-AM and Mr.
Bulgarelli was designated by Ventas. For additional information, see "Certain Relationships and Related Party Transactions –
Nomination Agreement."
Qualification of Nominees to be Directors
As described below, our Board is composed of individuals from differing backgrounds and experiences. As reflected in the table set forth below, we believe that each of our continuing directors possesses unique qualifications, skills and attributes that complement the performance of the full Board.  The experience that each has obtained from his or her professional background, as set forth below, has qualified him or her to serve on our Board.
Nominees
The following table shows the names and ages (as of April 1, 2026) of each of the nominees designated by our Board to become directors:

Name	Age	Title
Mark Sotir	62	Chairman of the Board
Martin J. Bonick	52	President and Chief Executive Officer, Director
Peter Bulgarelli	66	Director
Peter Bynoe	75	Director
Suzanne Campion	64	Director
Robert A. DeMichiei	61	Director
William Goodyear	77	Director
Ellen Havdala	60	Director
Edmondo Robinson	50	Director
Rahul Sen	35	Director
Rob Webb	56	Director
Information concerning our nominees is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Mark Sotir

Mr. Sotir has served as member of our Board since December 2017 and currently serves as Chair of the Board. Mr. Sotir has been president of Equity Group Investments ("EGI"), a private investment firm founded in 1968 by Sam Zell, since
October 2015. In this role, he oversees all aspects of the business  and applies  his more than 20 years of board and chief executive officer experience by actively engaging with the investment team and portfolio companies to improve business strategies and operating capabilities.  In addition, Mr. Sotir is chair of the EGI investment committee and is a member of the board of directors and executive vice president for Chai Trust Company, LLC, which serves as the corporate trustee for the Zell family trusts. Mr. Sotir has served as chair of the board of East Coast Warehouse & Distribution, a provider of temperature-controlled logistics services to the food and beverage industry, since January 2022; Paper Transport, a for-
hire trucking company focused on dedicated truckload, intermodal, and brokerage services, since July 2021; and an agricultural equipment dealer since January 2021. Additionally, Mr. Sotir has served on the board of directors of
CraneWorks, a dealer of new and used truck-mounted and related mobile crane equipment, since October 2023 and in
December 2025, he joined the board of directors for CIT Trucks, a leading truck dealership with full-service locations across the Midwest.  Mr. Sotir joined EGI in 2006 as a managing director and has held temporary in-house assignments at
EGI portfolio companies to accelerate and increase the effectiveness of turnarounds. Prior to joining EGI, Mr. Sotir was the chief executive officer of Sunburst Technology Corporation and on the company’s board of directors. He also served as the president of Budget Group, Inc. (Budget Rent A Car and Ryder Truck Rental) and was on the company’s board. .
Earlier in his career, Mr. Sotir worked at The Coca-Cola Company in senior brand management and sales roles. Mr. Sotir earned an undergraduate degree in economics from Amherst College and a master’s degree in business administration from Harvard Business School. Our Board believes that Mr. Sotir’s extensive private equity experience overseeing portfolio companies makes him well-suited to serve on our Board.

Martin ("Marty") J. Bonick

Mr. Bonick has served as president and chief executive officer of Ardent Health since August 2020.  As CEO, Mr. Bonick is responsible for the Company’s strategic direction, operational performance, and financial results, overseeing a diversified healthcare organization  with acute-care hospitals, outpatient facilities and joint venture partnerships across multiple states. Mr. Bonick brings more than 30 years of healthcare leadership experience, with a career spanning hospital operations, system leadership, and provider services organizations. Prior to joining Ardent Health, he served as chief executive officer of PhyMed Healthcare Group, a national provider of anesthesia and pain management services
Earlier in his career,  Mr. Bonick held senior leadership roles  at Community Health Systems where he served as Division
President and Vice President of Operations as well as executive positions at  Jewish Hospital & St. Mary’s Healthcare and
OSU Medical Center at Hillcrest HealthCare System. Across these roles, he has led organizations through periods of reimbursement pressure, regulatory change, and operational transformation, with a focus on improving performance and aligning strategy with disciplined capital allocation. Mr. Bonick is a fellow in the American College of Healthcare
Executives and serves on the boards of the Federation of American Hospitals, Ensemble  Health Partners and Community
Hospital Corporation as well as the Via College of Medicine – Auburn Advisory Board. He holds dual master’s degrees from Washington University in St. Louis in healthcare administration and information management and a bachelor's degree in psychology from the University of Illinois. The Board believes  Mr. Bonick's extensive leadership experience, healthcare expertise and  service as president and chief executive officer qualify him to serve as a director of the
Company.

Peter Bulgarelli

Mr. Bulgarelli has served as a member of our Board since September 2018. Mr. Bulgarelli serves as a member of the
Compensation Committee and the Patient Safety and Quality of Care Committee. Since April 2018, Mr. Bulgarelli has
been the executive vice president of outpatient medical and research of Ventas. He also has served as president and chief executive officer of Lillibridge Healthcare Services, Inc., a fully integrated medical office building operating company, and wholly owned subsidiary of Ventas, since April 2018. Mr. Bulgarelli has announced his retirement from
Ventas to be effective May 1, 2026. Mr. Bulgarelli joined Ventas in 2018 following a successful 28-year career at Jones
Lang LaSalle, Inc., a global professional services firm specializing in real estate, and most recently leading their industry focused businesses including healthcare, life sciences, higher education and the public sector businesses. Since August
2018. Mr. Bulgarelli has served on the board of directors of PMB Real Estate Services. He has been a member of the executive board and finance committee of the Ann & Robert H. Lurie Children’s Hospital of Chicago, a top-ranked children’s hospital and non-profit pediatric medical research center, since August 2022. Mr. Bulgarelli has also served as the past chairman of the Illinois Board for the American Diabetes Association. Mr. Bulgarelli earned an undergraduate degree in civil engineering from the University of Illinois and a master’s degree in business administration from
Northwestern University’s Kellogg Graduate School of Business. Our Board believes that Mr. Bulgarelli is well-qualified to serve as a member of our Board due to his extensive experience in overseeing and managing healthcare related companies.

Peter Bynoe

Mr. Bynoe has served as a member of our Board since August 2015. Mr. Bynoe chairs the Nominating and Corporate
Governance Committee and is a member of the Compensation Committee. Mr. Bynoe is a senior advisor at DLA Piper LLP
(US) and has represented the international law firm as a partner, executive committee member and practice group leader since 1995. Mr. Bynoe served as managing director at EGI from September 2014 to December 2019, where he sourced and evaluated new investment opportunities, oversaw portfolio companies and led EGI’s strategic diversification into the health care sector. Previously, Mr. Bynoe served as chief executive officer of Rewards Network, an EGI portfolio company that provided financing and marketing services to U.S. based restaurants, from September 2013 to August 2014 and as chief operating officer of Loop Capital Markets, a full-service international investment bank/broker dealer, from
January 2008 to August 2013. Mr. Bynoe has served on the board of directors of TKO Group Holdings, Inc. since
September 2023 and as chairman of the board of Flagship Communities REIT since August 2020. Previously, he served as chairman of Veridiam, Inc. from January 2016 to December 2018 and on the boards of Covanta Holding Company from
October 2006 to November 2021; Frontier Communications from September 2007 to April 2020; Real Industry from June
2015 to May 2018; JACOR Communications from 1995 to 1999; JG Industries and Huffman-Koos Furnishings from 1992 to
1996; Uniroyal Technology Corporation from 1991 to 1995; and River Valley Savings Bank from 1991 to 1994. Mr.
Bynoe’s civil commitment portfolio includes chairing the Illinois Sports Facility Authority from January 2005 to December
2005; Chicago Commission on Landmarks from February 1984 to September 1997; and Chicago Plan Commission from
October 1997 to December 2004. His non-profit commitments have included: trustee of RUSH University System for
Health since January 1994; life trustee of The Goodman Theatre since January 1984; and trustee of the CORE Center for the Research, Prevention and Care of Infectious Diseases from September 2001 to December 2022. He was elected a member of the Harvard University Board of Overseers from October 1992 to June 2001. Mr. Bynoe was the owner and managing general partner of the NBA’s Denver Nuggets from 1989 to 1992. Mr. Bynoe received his bachelor’s degree, cum laude, from Harvard College. He earned a Juris Doctorate degree from Harvard Law School and a master’s degree in business administration from the Harvard School of Graduate Management Education. He is a member of the Illinois Bar and a registered real estate broker in the state of Illinois. Our Board believes that Mr. Bynoe is well-qualified to serve on our Board because of his strong legal and leadership experience in a variety of industries.

Suzanne Campion

Ms. Campion has served as a member of our Board since December 2021.Ms. Campion serves as a member of the
Compensation Committee and the Nominating and Corporate Governance Committee. In 2018, Ms. Campion helped structure and build Doran Leadership Partners, a boutique executive search firm focused on middle market and founder-
owned companies and large philanthropic organizations. She served as the managing director and chief operating officer until April 2022 subsequently becoming an advisor to the firm until January 2024. Ms. Campion co-founded
NextLevelNPO in 2013, which provides operational, financial and strategic advisory services to non-profit clients. In 2019, she became an advisor to the firm and resigned in early 2024. Previously, Ms. Campion spent her career in finance and over the course of 25 years, she focused on operations, client advisory, investments, financial analysis, strategy, and human resources for a variety of investment firms from August 1988 to September 2012 including Citigroup, Front
Barnett Associates, J.P. Morgan & Co., and Bankers Trust Company. Since April 2019, Ms. Campion has served on the board of Chai Trust Company, LLC, the corporate trustee for the Zell family trusts, and serves as the chair of its
Governance Committee and its Distribution and Beneficiary Relations Committee. Before moving from Chicago in 2023,
Ms. Campion was a board member of the KIPP Chicago Public Charter School Board from January 2014 and served on the
Founder’s Board of Lurie Children’s Hospital of Chicago from January 2005. Upon moving to Santa Fe, New Mexico, Ms.
Campion joined the board of one of the largest public dog parks in the country, the Frank S. Ortiz Dog Park. Ms. Campion earned an undergraduate degree in economics from St. Olaf College and a master’s degree in business administration from the Kellogg School of Management at Northwestern University. Our Board believes that Ms. Campion’s extensive executive and board member experience and demonstrated history of working in finance, operations, strategy and governance makes her well-qualified to serve on our Board.

Robert A. DeMichiei

Mr. DeMichiei has served as a member of our Board since April 2, 2025.Mr. DeMichiei serves as a member of the Audit and Compliance Committee and the Nominating and Corporate Governance Committee. Mr. DeMichiei served as executive vice president and chief financial officer at the University of Pittsburgh Medical Center ("UPMC"), a large nonprofit health system and leading healthcare provider and insurer, from 2004 to 2020. During his tenure, he played a pivotal role in driving UPMC’s financial growth and led numerous strategic initiatives, including mergers and acquisitions, supply chain management, and revenue cycle improvements. Prior to joining UPMC, Mr. DeMichiei held various leadership roles with the General Electric Company (NYSE: GE), an equipment, solutions, and services provider, from
1997 to 2004, and with PricewaterhouseCoopers, a network of professional services firms, from 1987 to 1997. Mr.
DeMichiei has served as a board member of Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payments software, since January 2020, Ampco-Pittsburgh Corporation (NYSE: AP), a manufacturer of forged and cast engineered products and air and liquid processing products, since May 2022, and Auto Club Enterprises/AAA, a national insurer and member services organization and a part of the AAA federation of motor clubs, since October 2021. Mr.
DeMichiei also currently serves as a strategic advisor for Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, and Omega Healthcare Management Services, a leading provider of revenue cycle management and clinical services to healthcare organizations. He was a founder and former board member of Prodigo Solutions, Inc., a supply chain and data enablement technology company. He is the former chairman and a current board member of the United Way of Southwestern Pennsylvania, the finance committee chair of the Seton Hill University Board of Trustees, audit committee chair of Eradicate Hate Global Summit, and the treasurer and finance committee chair of the Advanced Leadership Institute, which are all charitable organizations. Mr.
DeMichiei graduated magna cum laude with a B.A. in Business Economics from the University of Pittsburgh. The Board believes that Mr. DeMichiei is well-qualified to serve on the Board given his extensive experience in healthcare finance and operations including with a multi-faceted health system larger than the Company, as well as his extensive board experience. In addition, the Board determined that Mr. DeMichiei’s service for two other public company boards provides valuable perspective and does not impair his ability to effectively serve on our audit and compliance committee.

William Goodyear

Mr. Goodyear has served as a member of our Board and Chairman of our Audit and Compliance Committee since March
2019. Mr. Goodyear also serves as a member of the Nominating and Corporate Governance Committee. Mr. Goodyear
served as chairman and chief executive officer at Navigant Consulting from 2000 to 2014. From 1994 to 1999, Mr.
Goodyear served as chairman of Bank of America Illinois and as president of Bank of America’s Global Private Bank. Prior to that he held domestic and international executive positions with Continental Bank Corporation from 1972 until it merged with Bank of America in 1994. From 2015 to 2022, Mr. Goodyear was on the board of Exterran Corporation where he was the lead independent director, chair of the audit committee and a member of the compensation committee. Since October 2014, he has also been a director of Enova, Inc. and a member of its audit committee. Mr.
Goodyear has been on the board of Rush University Medical Center for over 30 years serving in various capacities including chairman of the board, chairman of the executive committee and now as an advisor trustee. He is the past chairman of the Museum of Science and Industry and was a member of the Executive Committee. He is currently an emeritus trustee of the University of Notre Dame after previously serving on the Advisory Council for the Mendoza
College of Business, the University Board of Trustees and as a Fellow of the University. Mr. Goodyear earned an undergraduate degree in business from Notre Dame and a master’s degree in business administration from the Tuck
School of Business Administration at Dartmouth College. Mr. Goodyear received an honorary Doctor of Laws degree from
Notre Dame in May 2018. Our Board believes that Mr. Goodyear’s extensive management and director experience makes him well-qualified to serve on our Board.

Ellen Havdala

Ms. Havdala has served as a member of our Board since January 2019. Ms. Havdala serves as Chairman of the
Compensation Committee and a member of the Patient Safety and Quality of Care Committee.  In Ms. Havdala’s current role as a managing director of EGI, she represents EGI in finding and evaluating potential investments and works with existing portfolio companies. Since joining EGI in September 1990, Ms. Havdala has worked in a variety of capacities for
Sam Zell’s affiliates. She has served on the board for CraneWorks, Inc., a dealer of new and used truck-mounted and related mobile crane equipment, since April 2024. In addition, she is responsible for establishing and overseeing the Zell
Global Entrepreneurship Network, an organization that provides continuing education and mentorship for student and alumni of three entrepreneurship programs sponsored by the Zell Family Foundation. As part of her involvement, she also serves on the board of the Zell Lurie Institute at the University of Michigan Ross School of Business. Previously, she
served on the boards of Lanter Delivery Systems, an asset-light overnight dedicated delivery service provider; Equity
Distribution Acquisition Corp., a special purpose acquisition company targeting opportunities to apply technological advancement within the industrial sector; SIRVA, Inc., a provider of moving and relocation services; Rewards Network, a dining rewards company; WRS Holding Company, which specializes in environmental construction and remediation; East
Mediterranean Gas Company SAE, an Egyptian natural gas transmission business; National Patent Development
Corporation, a holding company focused on pharmaceutical and home improvement products; and Home Products
International, a global consumer products company. She also held the roles of executive vice president at Equity
International and vice president of Scott Sports Group, Inc. Ms. Havdala began her career as a financial analyst with The
First Boston Corporation in New York City in 1988. Ms. Havdala graduated magna cum laude with an undergraduate degree in economics from Harvard College and earned her Master of Divinity degree from the University of Chicago in
2016. Our Board believes that Ms. Havdala is well-qualified to serve on our Board due to her extensive management and investment experience.

Edmondo Robinson, M.D.

Dr. Robinson has served as a member of our Board since January 2022. Dr. Robinson is the Chairman of the Patient
Safety and Quality of Care Committee and serves as a member of the Audit and Compliance Committee. Dr. Robinson has served as a director of TruLite Health, a developer of the only health equity solution to remediate clinical bias, since
February 2025 and Carriage Services, Inc. (NYSE: CSV), a leading provider of funeral and cemetery services and merchandise in the United States, since October 2024. He currently serves as a member of the Compensation, Chairman of the Audit and Corporate Governance Committees for Carriage Services, Inc. Dr. Robinson has been the Founder and
CEO of Downeast Digital, a company that leverages digital innovation to address critical challenges of medicine, since
February 2024 and has served on the Technical Expert Panel, Impact Assessment of CMS Quality and Efficiency Measures
for CMS since 2019. Dr. Robinson has also served on the AT&T Healthcare Advisory Council since January 2019 and
Digital Medicine Society Founding Members Council since April 2019. Dr. Robinson has been a practicing academic hospitalist at the Moffitt Cancer Center since December 2019 and a professor of Internal Medicine and Oncologic Science at University of South Florida’s Morsani College of Medicine since December 2019. Previously, Dr. Robinson held the following positions: Senior Vice President and Chief Digital Officer at Moffitt Cancer Center from December 2019 to
January 2024; various roles at ChristianaCare from July 2008 to December 2019; clinical assistant professor of medicine and associate professor of medicine at Sidney Kimmel Medical College from June 2009 to June 2017 and June 2017 to
November 2019, respectively; clinical scholar at Robert Wood Johnson Foundation from July 2006 to June 2008;
physician at Kaiser Permanente Medical Group from May 2006 to June 2008; and resident physician at Harbor-UCLA
Medical Center from July 2003 to June 2006. Dr. Robinson also served on the board of Aster Insights from January 2020 to December 2023. Dr. Robinson is a fellow of the American College of Physicians, a senior fellow of the Society of
Hospital Medicine, and an Aspen Institute Health Innovators Fellow. Dr. Robinson earned a medical degree from the
University of California, Los Angeles, a master’s degree in business administration from the Wharton School and a master’s degree in health policy research from the University of Pennsylvania. Our Board believes that Dr. Robinson is well-qualified to serve on our Board due to his extensive medical and information management experience.

Rahul Sen

Mr. Sen has served as a member of our Board since November 2020. Mr. Sen serves as a member of the Compensation
Committee. Mr. Sen has been a managing director at EGI since January 2022. As managing director, he sources and evaluates new investment opportunities, negotiates and structures transactions, and works to maximize the value of existing investments. In addition to our Board, Mr. Sen has served on the boards of Baja Aqua-Farms, a Bluefin tuna ranching operation, since November 2023; CraneWorks, a dealer of new and used truck-mounted and related mobile crane equipment, since October 2023;  Ventana Exploration and Production II, LLC, an oil and gas acquisition and development company, since February 2019; and EGI’s agricultural equipment dealer since January 2021. Mr. Sen also supports EGI’s investment in a government contractor business providing information technology hardware and solutions to the federal intelligence agencies since February 2023. He previously served on the boards of RailUSA, LLC, a short-line and regional railroad platform owner and operator, from October 2018 to April 2022; Cross Border Xpress, a binational airport terminal that connects San Diego directly to the Tijuana airport, from February 2019 to May 2020;
Entertainment Earth, a pioneer and established leader in the collectibles and toy industry, from July 2022 to June 2024;
and Veridiam, Inc., a specialty alloy manufacturer serving the nuclear power, medical, aerospace, and industrial markets, from June 2015 to May 2019. Prior to joining EGI in 2015, Mr. Sen worked as a private equity associate at Big Tree Capital
Partners, LLC, a search fund focused on the lower-middle market, from September 2014 to March 2015 and a senior consultant in the strategy and analytics practice at IBM from May 2013 to March 2015. Mr. Sen also provided strategic consulting to technology startups based out of Google’s Communitech Hub from November 2012 to April 2013.
Previously, he worked at Home Trust Company from May 2012 to August 2012, where he helped with the strategy for the launch of a new direct-to-consumer retail banking deposits business known as Oaken Financial, and at OneClass, a venture-backed startup, from September 2011 to April 2012. Mr. Sen earned an undergraduate degree in business administration from Wilfrid Laurier University. Our Board believes that Mr. Sen’s consulting and investment experience makes him well-qualified to serve on our Board.

Rob Webb

Mr. Webb has served as a member of our Board since January 2022. Mr. Webb serves as a member of the Audit and
Compliance Committee and the Patient Safety and Quality of Care Committee. Mr. Webb currently serves as the president of Onward Enterprises, an investment and advisory firm focused on driving innovation in healthcare and other industries, and has held this role since August 2021. Since March 2023, he has also served as operating partner of Granite
Creek Capital Partners, L.L.C. Mr. Webb previously spent 19 years with UnitedHealth Group in several executive roles, including the president of UnitedHealth Group Ventures from 2012 to July 2021 and chief executive officer of Optum’s consumer and specialty network businesses from 2002 to 2012. In addition to Ardent’s board, Mr. Webb has served as chairman of Collage Rehabilitation Partners since August 2023 and in a board role for American Well Corporation since
November 2022, Delmec Ireland since March 2022 and The Kellogg School Health Care Advisory Board since September
2020. Mr. Webb previously served as partner at One Equity Partners from 2000 to 2002 and vice president of EGI from
1998 to 2000. From July 2012 to July 2021, he also held board roles at various privately held healthcare companies during his tenure as president of UnitedHealth Group Ventures, including Symphonix Health, Sanvello, Naviguard, Bind
Insurance (now Surest), and Level2. Mr. Webb earned an undergraduate degree in Mechanical Engineering from the
University of Minnesota and a master’s degree in business administration from the Kellogg School of Management at
Northwestern University. Our Board believes that Mr. Webb is well-qualified to serve on our Board due to his extensive experience as a healthcare executive and board member, and advocate for innovation in long-established industries.

Required Vote
Our Amended and Restated Bylaws (the "Bylaws") provide that a nominee is elected if a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present are cast in favor of such nominee’s election. Our Certificate of Incorporation, as amended, ("Certificate of Incorporation") does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board.

The Board recommends that the stockholders vote FOR each of the Board of Director nominees.

Corporate Governance
Director Independence
The rules of the New York Stock Exchange (the "NYSE") and the Securities and Exchange Commission (the "SEC") impose several requirements with respect to the independence of our directors. We are considered a "controlled company" for the purposes of NYSE’s rules and corporate governance standards because EGI-AM controls more than 50% of the voting power of our outstanding Common Stock. As a result, although the members of our audit and compliance committee are required to be independent, we are not required to have a majority of our Board be independent, nor are we required to have a compensation committee or an independent nominating function under the rules of the NYSE. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a "controlled company" and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.
Our Board has evaluated the independence of its members based upon the rules of the NYSE and the SEC. For a director to be considered independent under those rules, our Board must affirmatively determine that the director does not have any material relationship with us. Applying these standards, our Board has determined that, we had nine independent directors in 2025. Each of our directors other than Messrs. Bonick and Bulgarelli is an independent director as defined under the rules of the NYSE applicable to members of our Board. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by EGI-AM and Ventas, the roles of Messrs.
Sen and Sotir and Mses. Campion and Havdala with EGI-AM and affiliates of EGI-AM, the role of Mr. Bulgarelli with Ventas and affiliates of Ventas, the Services Agreement entered into between us and EGI-AM as described under "Certain
Relationships and Related Party Transactions – Services Agreement," and payments made by us to EGI-AM, Ventas and their respective affiliates, including, in the case of Ventas, the lease agreements associated with the sale of 18 medical office buildings to Ventas in exchange for $204.0 million on February 9, 2022, and the concurrent entry into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renewal for additional five-year terms, rent payments under the master lease agreement with Ventas (the "Ventas Master Lease") and payments made with respect to the repurchase of certain shares held by Ventas for $26.0 million concurrent with the purchase of a minority interest in the Company by Pure Health Capital Americas 1 SPV RSC LTD ("Pure Health"). The Board has determined that following Mr. Bulgarelli’s retirement from Ventas on May 1, 2026, he will be an independent director as defined under the rules of the NYSE.
Our Board determined that none of the aforementioned relationships interfere with the independent and objective oversight by Messrs. Sen and Sotir and Mses. Campion and Havdala of our management or promotion of management’s accountability to our stockholders or with their exercise of independent judgment as a director. Therefore, our Board concluded that Messrs. Sen and Sotir and Mses. Campion and Havdala each qualify as an independent director under the applicable NYSE listing rules, and Mr. Bulgarelli will qualify as an independent director following his retirement from Ventas.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board has adopted a code of business conduct and ethics (the "Code of Ethics") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. We also maintain Corporate Governance Guidelines, which reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels, with a view to enhancing stockholder value over the long-term. The Code of Ethics and our Corporate Governance Guidelines are
available upon written request to Corporate Secretary, Ardent Health, Inc., at 340 Seven Springs Way, Suite 100,
Brentwood, Tennessee 37027 or on our website at www.ardenthealth.com under the webpage "Investor Relations –
Governance – Governance Documents." If we amend or grant any waiver from a provision of our Code of Ethics that applies to any of our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K with the SEC.
Committees of the Board of Directors
Our Board of Directors has established four standing committees – an Audit and Compliance Committee, a Nominating and
Corporate Governance Committee (the "Nominating Committee"), a Compensation Committee and a Patient Safety and
Quality of Care Committee (the "Quality Committee"), each of which is described below.

Audit and Compliance Committee
Our Board of Directors has appointed an Audit and Compliance Committee to assist it in fulfilling its oversight responsibilities for our financial reports, systems of internal control over financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit and Compliance Committee are:
•Selecting, evaluating, compensating and overseeing the independent registered public accounting firm;
•Reviewing the audit plan, changes in the audit plan, and the nature, timing, scope and results of the audit to be conducted by the independent registered public accounting firm;
•Overseeing the financial reporting activities, including the Annual Report, and the accounting standards and principles followed;
•Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the internal control over financial reporting and our disclosure controls and procedures;
•Reviewing major financial risk exposures (and the steps management has taken to monitor and control these risks) and the risk assessment and risk management policies and the guidelines, policies and processes for risk assessment and risk management;
•Approving audit and non-audit services provided by the independent registered public accounting firm;
•Reviewing and, if appropriate, approving or ratifying transactions with related persons required to be disclosed under SEC rules;
•Meeting with management and the independent registered public accounting firm to review and discuss our financial statements and other matters;
•Overseeing the internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls;
•Overseeing compliance with applicable legal, ethical and regulatory requirements (other than those assigned to other committees of the Board);
•Monitoring the integrity of the financial statements and compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•Establishing procedures for the receipt, retention and treatment of complaints received regarding accounting, internal controls, auditing or compliance matters;
•Discussing on a periodic basis, or as appropriate, with management, the policies and procedures with respect to risk assessment;
•Investigating any matters received, and reporting to the Board periodically, with respect to ethics issues, complaints and associated investigations; and
•Reviewing the audit and compliance committee chart and the committee’s performance at least annually.
During 2025, the Audit and Compliance Committee was composed of Dr. Robinson and Messrs. DeMichiei, Goodyear, and
Webb, with Mr. Goodyear serving as the chairperson.  During 2025, the Audit and Compliance Committee held eight meetings. Our Board has determined that each of Dr. Robinson and Messrs. DeMichiei, Goodyear, and Webb qualifies as an independent director according to the rules and regulations of the SEC and the listing rules of the NYSE with respect to audit and compliance committee membership.
Our Board has determined that each of Mr. Goodyear and Mr. DeMichiei qualifies as an "audit committee financial expert,"
as such term is defined in the rules and regulations of the SEC.  A copy of the charter of our Audit and Compliance
Committee is available on our principal corporate website at www.ardenthealth.com under the webpage "Investor
Relations – Governance – Governance Documents."
Nominating and Corporate Governance Committee
Our Board of Directors has appointed the Nominating Committee to assist it with director nominations matters.  The primary responsibilities and duties of the Nominating Committee are:
•Identify, evaluate and recommend individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•Select, or recommend that the Board select, the director nominees to stand for election at each annual general meeting of the stockholders or any subsidiary or to fill vacancies on the Board;
•Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and monitor compliance with such guidelines;
•Review proposed waivers of the code of conduct for directors and executive officers;
•Oversee the annual performance evaluation of the Board (and any committees thereof) and management; and
•Oversee actions in furtherance of the corporate social responsibility and the manner in which the Company conducts public policy and government relations activities.
The Nominating Committee also recommends directors eligible to serve on all committees of our Board. The Nominating
Committee also reviews and evaluates all stockholder director nominees.
Pursuant to the Nomination Agreement, for so long as EGI-AM beneficially owns more than 50% of the total voting power of our outstanding Common Stock, EGI-AM’s designees will comprise a majority of the Nominating Committee and, for as long as EGI-AM beneficially owns 4% or more of the total voting power of our outstanding Common Stock, EGI-AM will be entitled to include at least one of its designees on the Nominating Committee. For additional information, see "Certain
Relationships and Related Party Transactions – Nomination Agreement."
During 2025, the Nominating Committee was composed of Ms. Campion and Messrs. DeMichiei, Bynoe and Goodyear, with
Mr. Bynoe serving as the chairperson. During 2025, the Nominating Committee held four meetings. The Nominating
Committee has a written charter available on our website at www.ardenthealth.com under the webpage "Investor Relations
- Governance - Governance Documents."
Compensation Committee
Our Board has appointed the Compensation Committee to assist it with executive compensation matters.  The primary responsibilities and duties of the Compensation Committee are to administer the compensation program and other benefit plans and practices for our key officers (consisting of our executive officers as defined in Rule 3b-7 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), other corporate executive officers, and regional presidents) and members of the Board. Our compensation committee reviews and either approves, on behalf of the Board, or recommends to the Board for approval, (i) annual salaries, bonuses and other compensation for our executive officers, and (ii) individual equity awards for our key officers. Our compensation committee also oversees our compensation policies and practices more generally. The compensation committee periodically reports to the Board.
Our Compensation Committee performs the following functions related to executive compensation:
•Review and approve the goals and objectives relating to the compensation of our key officers, including any long-term incentive components of the compensation programs;
•Evaluate the performance of the key officers, including, in light of the goals and objectives of our compensation programs and determine each key officer’s compensation based on such evaluation;
•Review, approve and, when appropriate, recommend to the Board new or amended executive compensation programs, subject, if applicable, to stockholder approval;
•Review the operation and efficiency of the executive compensation programs in light of their goals and objectives;
•Review and assess risks arising from the compensation programs;
•Periodically review that the executive compensation programs comport with the compensation committee’s stated compensation philosophy;
•Review management succession planning;
•Annually produce reports for filings with government agencies in compliance with applicable law or regulation;
•Review and recommend to the Board the appropriate structure and amount of compensation for the directors;
•Establish and periodically review policies for the administration of the equity compensation plans; and
•Review the adequacy of the compensation committee and its charter and recommend any proposed changes to the Board not less than annually.

In deciding upon the appropriate level of compensation for our key officers, the Compensation Committee regularly reviews our compensation programs relative to our strategic objectives and emerging market practice and other changing business and market conditions. In addition, the Compensation Committee also takes into consideration the recommendations of our Chief Executive Officer and independent compensation consultant concerning compensation actions for our other key officers.
Pursuant to the Nomination Agreement, for so long as EGI-AM beneficially owns more than 50% of the total voting power of our outstanding Common Stock, EGI-AM’s designees will comprise a majority of the Compensation Committee and, for as long as EGI-AM beneficially owns 4% or more of the total voting power of our outstanding Common Stock, EGI-AM will be entitled to include at least one of its designees on the Compensation Committee. For additional information, see "Certain
Relationships and Related Party Transactions – Nomination Agreement."
During 2025, the Compensation Committee was composed of Messrs. Bynoe, Bulgarelli and Sen and Mses. Campion and
Havdala, with Ms. Havdala serving as the chairperson. As long as we are a controlled company, we are not required by NYSE rules to maintain a compensation committee comprised solely of independent directors. During 2025, the Compensation
Committee held five meetings. The Compensation Committee has a written charter that is available on our website at
www.ardenthealth.com under the webpage "Investor Relations – Governance – Governance Documents."
Patient Safety and Quality of Care Committee
The Quality Committee assists our Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures concerning the delivery of quality medical care to patients. The Quality Committee maintains communication between the Board and members of our senior management, with our management having responsibility for the operations and integrity of our clinical operations and service lines. The Quality Committee reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of health care provided and patient safety.
The Quality Committee also performs the following functions:
•Review the quality, safety, clinical risk and clinical services improvement strategies and operations;
•Review the policies and procedures developed by the Company to promote quality patient care and patient safety;
•Retain or approve the recommendation for the retention of consultants or other advisors, from time to time, concerning quality of patient care and patient safety matters;
•Review the development of internal systems and controls to carry out the standards, policies and procedures relating to quality of patient care and patient safety, including, without limitation, controls designed to facilitate communication across the organization regarding patient care and safety improvement opportunities and activities and the evaluation thereof;
•Review relationships with academic medical centers; and
•Review and oversee policies and practices for promoting the Company’s commitment to equity of patient care.
During 2025, the Quality Committee was composed of Dr. Robinson, Messrs. Bulgarelli and Webb, and Ms. Havdala, with
Dr. Robinson serving as chairperson. During 2025, the Quality Committee held four meetings. The Quality Committee has a written charter available on our website at www.ardenthealth.com under the webpage "Investor Relations – Governance –
Governance Documents."
Meetings of our Board of Directors and Committees
During 2025, our Board held a total of ten meetings. Each director attended 75% or more of the meetings of our Board and the committees of our Board on which such director served, except for Mr. Sen who attended over 73%.
Nomination of Directors
Nominations by the Nominating Committee
Directors may be nominated by our Nominating Committee, Board, executive officers or by our stockholders in accordance with our Bylaws, Certificate of Incorporation, applicable laws and any guidelines developed by the Nominating Committee or the Board. The Nominating Committee is responsible for identifying individuals qualified to become members of the
Board and its committees, and recommending candidates for the Board’s selection as director nominees for election at the annual meeting, to fill vacancies on the Board or at other properly convened meetings of the stockholders in accordance with our Bylaws, the listing standards of the NYSE and applicable laws and regulations. The Nominating Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of the Board. The Nominating Committee considers each identified candidate’s qualifications, which include the nominee’s experience, business acumen, education, integrity, character, commitment, diligence, conflicts of interest and ability to exercise sound business judgment. We generally seek nominees with a broad diversity of experience, professions, skills and backgrounds. We do not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.
Nominations Pursuant to the Nomination Agreement
Subject to the terms of the Nomination Agreement and based on its ownership of Common Stock, EGI-AM has the right, but not the obligation, to nominate a majority of our directors and to designate the Chairman of the Board and ALH Holdings,
LLC (a subsidiary of Ventas) also has the right, but not the obligation, to nominate one director to the Board. For additional information, see "Certain Relationships and Related Party Transactions – Nomination Agreement."
Nominations by Our Stockholders
Our Bylaws govern stockholder nominations of directors. To make a director nomination at the 2027 annual meeting, a stockholder of record entitled to vote at the annual meeting must deliver a written notice (containing certain information specified in our Bylaws as discussed below) to the Corporate Secretary at Ardent Health, Inc., 340 Seven Springs Way, Suite
100, Brentwood, Tennessee 37027. If the date of the 2027 annual meeting is within 30 days from the first anniversary of the preceding year’s annual meeting of stockholders, the stockholder’s notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date on which the
Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the immediately preceding year’s annual meeting.
For a stockholder nomination to be deemed proper, the notice must contain certain information specified in our Bylaws, including information as to the director nominee(s) proposed by the stockholder, a written questionnaire with respect to the background qualifications of the director nominee(s), a written representation completed by the director nominee(s) in the form required by the Company, a description of all arrangements or understandings between the stockholder and any other persons (including each proposed nominee(s) if applicable) in connection with the proposed nominations, a description of any business or personal interests that would potentially create a conflict of interest between the director nominee(s) and the Company, the date(s) of first contact between the stockholder and the director nominee(s) with respect to any proposed nomination, and all other information relating to such director nominee(s) that would be required to be disclosed in a proxy statement by such stockholder in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Communicating with the Board
Stockholders and other interested parties wishing to communicate with the Board or any of its committees or directors may do so by writings directed to the Chairman of the Board, c/o Executive Vice President and General Counsel, to the following address: Ardent Health, Inc., 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027.
Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders
We encourage each member of our Board of Directors to attend the annual meeting of stockholders. All members of the
Board of Directors who served on the Board at the time of the 2025 Annual Meeting attended the meeting.

Board Leadership Structure
The Board determines its leadership structure in a manner that it determines to be in the best interest of the Company and the stockholders. The Board conducts an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company at the time. The Board anticipates that the Company’s Chief Executive
Officer will be nominated annually to serve on the Board. Currently, Mark Sotir serves as the Chairman of the Board and
Marty Bonick is our President and Chief Executive Officer. Mr. Bonick is also a member of the Board. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Chairman of the Board and Chief Executive Officer filled by different individuals. In addition, our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board recognizes that depending on future circumstances, other leadership models may become more appropriate.
Executive Sessions
Each regular meeting of the Board shall include an executive session at which no employee directors or other employees are present. If the non-employee directors include one or more directors who is not independent under the NYSE listing standards, the independent directors will themselves meet in executive session at least once per year. These executive sessions may include such topics as the non-employee or independent directors determine. During these executive sessions, the non-employee or independent directors shall have access to members of management and other guests as they may determine.
Risk Oversight
Our Board is responsible for overseeing our risk management process. The Board fulfills its responsibility by delegating many of these functions to its committees. Under its charter, the Audit and Compliance Committee is responsible for meeting periodically with management to review our major financial risks and the steps management has taken to monitor and control such risks. The Audit and Compliance Committee also oversees our financial reporting and internal controls and compliance programs.
The Board receives reports on risk management from our senior officers and the Audit and Compliance Committee. Also, our Executive Vice President and General Counsel provides a summary of our outstanding material litigation and governmental investigations to our Board at each Board meeting. Additionally, our Board regularly engages in discussions of the most significant risks that we are facing and how these risks are being managed. Our Board of Directors believes that the work undertaken by the Audit and Compliance Committee, together with the oversight provided by the full Board, enables the Board to oversee our risk management function effectively.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Company or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board, Compensation
Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Proposal 2:  Non-Binding Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as described below in the sections entitled "Compensation Discussion and Analysis" and "Executive Compensation."  Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee, override any decision made by the Board or the
Compensation Committee or create or imply any additional fiduciary duty of the Board or the Compensation Committee.
The Compensation Committee will, however, review the voting results and take them into consideration when making future decisions regarding executive compensation.
Our executive compensation program is vital to our ability to attract, motivate and retain a highly experienced team of executives. We believe that the program is structured in a manner that supports our Company and our business objectives.
We are asking our stockholders to indicate their support for the compensation of our NEOs disclosed in this Proxy
Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the
NEOs as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to
Item 402 of Regulation S-K, including the sections entitled "Compensation Discussion and Analysis" and "Executive
Compensation."
Although the results of this advisory vote are not binding on the Board or the Compensation Committee, the Compensation
Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board recommends that stockholders vote FOR the resolution to approve, on a non-binding advisory basis, the compensation of our NEOs.

Management
Below are the names and ages (as of April 1, 2026) of our executive officers, and a brief account of the business experience of the executive officers who are not members of our Board.

Name	Age	Title
Marty Bonick	52	President and Chief Executive Officer
Alfred Lumsdaine	60	Chief Financial Officer
David Caspers	55	Chief Operating Officer
Stephen C. Petrovich	59	Executive Vice President and General Counsel
The term of each executive officer runs until his successor is appointed and qualified, or until his earlier death, resignation or removal.
Marty Bonick

Mr. Bonick’s biographical information can be found above under "Proposal 1:  Election of Directors – Nominees."
Alfred Lumsdaine

Mr. Lumsdaine has served as our chief financial officer since September 2021. As chief financial officer, he provides financial oversight across all of our organization’s activities and assets, as well as development and execution of Ardent’s long-range financial plans. Prior to joining Ardent, Mr. Lumsdaine served as executive vice president of finance of Quorum Health
Corporation (“Quorum”) from February 2018 through March 2018 and then served as executive vice president and chief financial officer of Quorum from April 2018 to July 2021, where he oversaw financial operations for the company’s acute care hospitals and led a major financial restructuring and other strategic initiatives. From 2016 to 2018, he was president of
Population Health for Sharecare, Inc. Mr. Lumsdaine spent almost 15 years at Healthways, Inc. from 2002 to August 2016 in various roles including controller, chief accounting officer and chief financial officer. Mr. Lumsdaine also served as treasurer and controller at Logisco from 2000 to 2002; vice president of corporate finance at Aegis Therapies from 1998 to 2000;
corporate controller at Theraphysics in 1997; and assistant vice president of internal audit at Willis North America Inc. from
1996 to 1997. Mr. Lumsdaine began his career at Ernst & Young from 1988 to 1996 where he was in the external audit practice with a focus on healthcare. Mr. Lumsdaine earned both an undergraduate and a master’s degree in accounting from the University of Tennessee.
David Caspers

Mr. Caspers has served as our chief operating officer since March 31, 2025. As chief operating officer, he has oversight of all of our operations while leading enterprise strategy development and execution. Prior to joining us, Mr. Caspers served as chief stores officer at Leslie’s, Inc. (NASDAQ: LESL) ("Leslie’s"), a leading direct-to-consumer pool and spa care brand, from
October 2023 to March 2025. Prior to that, Mr. Caspers served as the senior vice president of retail operations at Leslie’s from May 2023 to October 2023. Prior to joining Leslie’s, Mr. Caspers served as the vice president, omni channel retail healthcare operations for Walmart Inc., a multinational retailer, from August 2022 to May 2023, where he was responsible for the execution and results for Walmart Health, including healthcare, teams, design, operations, and patient experience.
From August 2015 through August 2022, Mr. Caspers held various roles for Banner Health, a large non-profit health system, including vice president healthcare operations, vice president special project BUMD, and vice president patient experience.
Prior to that, Mr. Caspers held various positions for Target Corporation. Mr. Caspers is a graduate from St. Cloud State
University and North Dakota State College of Science.
Stephen C. Petrovich

Since 2000, Mr. Petrovich has served as General Counsel to Ardent through all of its transactions, transformations and recapitalizations. Prior to Ardent, from 1993 to 2000, he was Chief Litigation Counsel at Charter Behavioral Health Systems
and an associate at Nelson Mullins Riley and Scarborough and the Kelly Law Firm. Prior to that, Mr. Petrovich clerked for the
Honorable Harold L. Murphy, federal district judge for the Northern District of Georgia from 1991 to 1993. Mr. Petrovich received a Juris Doctorate degree from the University of Georgia where he was Associate Notes Editor of the Georgia Law
Review and received his undergraduate degree in political science and American history from DePauw University.

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information with respect to ownership of our Common Stock as of March 26, 2026, by:
•Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common
Stock;
•Each of our directors and nominees;
•Each of our NEOs; and
•All of our directors and executive officers as a group.
To our knowledge, unless otherwise indicated in the notes to the table, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 143,095,662 shares of
Common Stock outstanding on March 26, 2026, unless otherwise indicated. Unless otherwise indicated in the table or footnotes below, the address for each officer and director listed in the table is 340 Seven Springs Way, Suite 100,
Brentwood, Tennessee 37027.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

>5% Stockholders

EGI-AM (2)	77,246,499	54.0%
Pure Health (3)	30,262,664	21.1%
ALH Holdings, LLC (4)	9,342,501	6.5%

Directors and NEOs

Martin J. Bonick (5)	1,004,072	*
Alfred Lumsdaine (6)	137,031	*
David Caspers (7)	16,250	*
Stephen C. Petrovich (8)	1,063,583	*
David Schultz (9)	48,968	*
Ethan Chernin (10)	16,578	*
Mark Sotir	24,478	*
Peter Bulgarelli	—	—
Peter Bynoe	93,941	*
Suzanne Campion	36,789	*
Robert A. DeMichiei	10,073	*
William Goodyear	93,941	*
Ellen Havdala	93,941	*
Edmondo Robinson	36,789	*
Rahul Sen	24,478	*
Rob Webb	56,789	*
All directors and executive officers as a group (14 persons)	2,692,155	1.9%
*Less than 1%
(1)Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to time-vesting restricted stock units
(“RSUs”) that will vest within 60 days of March 26, 2026. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.
(2)Information is based solely on the Schedule 13G filed by Chai Trust Company, LLC ("Chai Trust"), EGI-AM and EGI-AM Investor, L.L.C. ("EGI-AM
Investor" and together with Chai Trust and EGI-AM Investments, "EGI Investments") with the SEC on November 14, 2024. EGI Investments reported that it possessed (i) shared voting power with respect to 77,246,499 shares and (ii) shared dispositive power with respect to 77,246,499 shares. The address for EGI Investments is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.
(3)Information is based solely on the Schedule 13G filed by Pure Health, Pure Health Holding PJSC, Pure Health Medical Supplies LLC and Pure Health
Capital LLC (collectively, the “Pure Health Entities”), as a group, with the SEC on November 14, 2024. The Pure Health Entities reported that they possessed (i) shared voting power with respect to 30,262,664 shares and (ii) shared dispositive power with respect to 30,262,664 shares. The address for Pure Health is 2462 RsCo-work01, 24th Floor, Al Sila Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, UAE. The
address for Pure Health Holding PJSC is Al Dar Real Estate Investment L.L.C. Building, RBW11,0, Al Raha Beach, 2 Al Raha Street, Abu Dhabi, UAE.
The address for Pure Health Medical Supplies LLC is Officer Number 3401 Vision Tower, Al Khaleej Al Tejar Street 1, Business Bay, Dubai, UAE, PO.
Box: 283572. The address for Pure Health Capital LLC is 2, Al Raha Street, Al Raha, Abu Dhabi, 23035, UAE.
(4)Information is based solely on the Schedule 13G filed by Ventas with the SEC on November 14, 2024. Ventas is the sole stockholder of VTR AMS,
Inc., the sole and managing member of ALH Holdings, LLC, and has voting and dispositive power over the 9,342,501 shares held by ALH Holdings,
LLC. Ventas reported that it possessed (i) sole voting power with respect to 9,342,501 shares and (ii) sole dispositive power with respect to
9,342,501 shares. The address for Ventas is 353 N. Clark Street, Suite 3300, Chicago, Illinois 60654.
(5)Includes 32,960 and 44,976 shares issuable upon vesting of RSUs on March 31, 2026 and April 1, 2026, respectively.
(6)Includes 10,307 and 17,991 shares issuable upon vesting of RSUs on March 31, 2026 and April 1, 2026, respectively.
(7)Includes 11,019 shares issuable upon vesting of RSUs on April 1, 2026.
(8)Includes 5,861 and 7,421 shares issuable upon vesting of RSUs on March 31, 2026 and April 1, 2026, respectively. Also includes (i) 186,225 shares of Common Stock held by the Emilie K. Petrovich GST-2016 Exempt Family Trust, of which Mr. Petrovich is the trustee and Mr. Petrovich’s children are beneficiaries, and (ii) 186,225 shares of Common Stock held by the Stephen C. Petrovich GST-2016 Exempt Family Trust, of which Mr.
Petrovich’s spouse is the trustee and Mr. Petrovich’s children are beneficiaries. Mr. Petrovich disclaims beneficial ownership of these securities, except to the extent of Mr. Petrovich’s pecuniary interests therein, if any.
(9)Mr. Schultz departed from the Company effective June 16, 2025, and thus he is not considered an executive officer as of March 26, 2026 and his shares are not included in the shares held by all directors and executive officers as a group.
(10)Mr. Chernin departed from the Company effective March 24, 2026, and thus he is not considered an executive officer as of March 26, 2026 and his shares are not included in the shares held by all directors and executive officers as a group.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, certain officers, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2025, we believe that all reports required to be filed with the SEC pursuant to Rule 16(a) of the Exchange Act during the most recent fiscal year were timely filed, except for the shares withheld on September 25, 2025 to satisfy the tax obligations in connection with a vesting event for Messrs. Lumsdaine and Petrovich and David Byers, our Chief Accounting Officer, that were inadvertently reported late on Form 4 reports filed on September 30, 2025.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") explains our executive compensation program for our named executive officers ("NEOs") listed below. This CD&A also describes the Compensation Committee's process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025.  For purposes of the CD&A, the Compensation Committee is referred to as the "Committee." The Company's NEOs for 2025 were as follows:

Name	Title
Marty Bonick	President and Chief Executive Officer
Alfred Lumsdaine	Chief Financial Officer
David Caspers (1)	Chief Operating Officer
Stephen C. Petrovich	Executive Vice President and General Counsel
David Schultz (2)	Former President, Hospital Operations
Ethan Chernin (3)	Former President, Health Services

(1)Mr. Caspers was appointed as the Company’s Chief Operating Officer, effective March 31, 2025.
(2)Mr. Schultz departed from the Company effective June 16, 2025.
(3)Mr. Chernin departed from the Company effective March 24, 2026.

Executive Summary
Business Performance
Management took targeted actions during 2025 to address industry headwinds and strengthen the Company’s operating model. Some notable developments during the year included:
•Revenue growth of 6% to $6.3 billion;
•Adjusted EBITDA growth of 9% with modest margin expansion;
•Admissions growth of 5.3% and adjusted admissions growth of 2.3%;
•Operating cash flow of $471 million, an increase of approximately 49% compared to 2024;
•Launch of the IMPACT operational improvement program, focused on cost optimization and operating efficiency;
and
•Strengthening the balance sheet, including increasing cash to over $700 million and reducing lease-adjusted net leverage to 2.5x.
Information about non-GAAP financial measures including a reconciliation of such measures is included on page 58 of this
Proxy Statement.
2025 Compensation Highlights
Our executive compensation program has three primary elements: base salary, short-term cash incentives (as part of our
Short-Term Incentive Plan, or "STIP"), and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable stockholder value creation.

The table below summarizes the key highlights of the executive compensation decisions made by the Committee made for fiscal year 2025.

Element	Objective

Base Salaries
In April 2025, during the historical time for annual merit increases, the NEOs received base salary increases ranging from no increase to a 5.1% increase to, among other things, ensure their base salaries align with competitive market data for their respective roles.

Short-Term Cash Incentives
Short-term cash incentives were based on both corporate performance measures and individual performance achievements. The Corporate Performance component (90%
weighting) of short-term incentives required achievement of a minimum Adjusted
EBITDAR (as defined below) threshold. Because the established threshold for 2025 performance was not met, no short-term incentives were earned for the Corporate
Performance component. The remaining 10% of the opportunity was based on individual performance objectives. No short-term incentives were earned under the
Individual Performance component on a formulaic basis. However, the Committee evaluated individual performance and exercised discretion to approve limited cash bonus awards to certain NEOs in recognition of their maintaining operational performance in a challenging environment, advancing strategic initiatives, and managing cost pressures.

Long-Term Equity Incentives
Long-term equity incentive grants for 2025 were delivered 35% in time-based restricted stock units (“RSUs”) and 65% in performance-based restricted stock units (“PRSUs”), consistent with the approach in 2024. The time-based RSUs vest over a period of three years. The PRSU performance period for the 2025 grant was January 1, 2025 through
December 31, 2025 to recognize regulatory uncertainty, while maintaining three-year vesting and adding a three-year relative Total Stockholder Return (“TSR”) modifier to strengthen stockholder alignment. PRSUs were based on Adjusted EBITDAR (60%) and net revenue (40%), with payout opportunities ranging from 0% to 200% of target.
Performance for the 2025 PRSU grant resulted in an achievement of 90.1% of target
(subject to TSR adjustment and continued employment for the three-year term of the award).

Onboarding David Caspers
David Caspers joined the Company as Chief Operating Officer effective March 31, 2025. In connection with his employment,
Mr. Caspers’ 2025 annual base salary was set at $700,000 and he was eligible for a target short-term incentive award opportunity for 2025 equal to 90% of base salary. He also received a 2025 long-term equity grant with a target value equal to 1.75 times his base salary, delivered 35% in RSUs and 65% in PRSUs, consistent with the Company’s approach to annual long-term equity incentives for other executives. In addition, Mr. Caspers received a one-time $75,000 sign-on cash payment and received shares of the Company’s Common Stock with a value equal to $100,000, as well as relocation and interim travel assistance. He participates in the Company’s Executive Severance Plan available to other executive officers.
2025 Say-on-Pay Results and Stockholder Engagement
At our 2025 Annual Meeting of Stockholders, approximately 99% of the votes cast supported the Company’s executive compensation program in our first advisory “say-on-pay” vote as a public company. The Committee views this strong level of support as affirmation of the Company’s pay-for-performance philosophy and the alignment of executive compensation with stockholder interests. The Committee will continue to evaluate stockholder feedback and compensation practices to ensure the program remains aligned with Company performance and evolving governance best practices.

Compensation Best Practices and Policies
We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives.

What We Do		What We Don’t Do

✔	Independent Compensation Committee oversight of executive pay decisions	✕	No single-trigger change-in-control vesting
✔	Align a significant portion of pay with financial, operational and quality performance	✕	No excise tax gross-ups in connection with change-in- control payments
✔	Deliver long-term incentives primarily in performance-based equity with multi-year vesting	✕	No hedging or pledging of Company securities by executives or directors
✔	Maintain robust stock ownership guidelines for executives and directors	✕	No excessive perquisites or executive-only benefit programs
✔	Maintain a clawback policy consistent with SEC and NYSE requirements	✕	No defined benefit pension or nonqualified deferred compensation plans
Executive Compensation Philosophy
Our executive compensation program is designed to support our efforts to recruit, retain and motivate highly capable executive personnel and to incentivize our executives to achieve our strategic objectives. The key elements of our compensation philosophy are:

Philosophy	Objective	How We Achieve It

Linked to Performance	Incentive programs link payouts directly to meeting challenging annual performance objectives and long-term value creation
A significant portion of our executives’
compensation opportunity is linked to our
Critical Indicators (defined below), as we
believe our executives’ pay should be tied
to our operational success as well as
individual contributions to the Company’s
business objectives.

Market Based	Competitive pay opportunity for markets we operate in	We assess pay opportunities and program designs against our peers and competitors in the market for talent

Simple	Simple programs that are easy for our executives to understand to ensure they are able to focus on critical goals and milestones that are correlated to the Company’s success
We use four elements of pay — salary,
annual bonus, long-term equity awards
and participation in broad-based benefit
plans and limited executive benefits —
and generally incorporate objective
performance metrics in our incentive
programs

Sustainable and Responsible Value Creation	Programs that drive long-term, responsible performance and decisions
In addition to earnings growth, short-
term incentives include measures focused
on delivering quality care and creating
patient satisfaction
Long-term incentives promote employee
retention and are aligned to long-term
value creation

Process for Determining Executive Compensation
Role of the Compensation Committee
The Committee oversees Ardent Health’s executive compensation program, including compensation for the Company’s executive officers, corporate executive officers, regional presidents (collectively, "Key Officers"), and non-employee directors. The Committee is comprised of independent directors and operates pursuant to a written charter available on our investor relations website. The Committee establishes and approves performance goals relevant to executive compensation, evaluates performance against those goals, and determines resulting compensation outcomes. The
Committee approves compensation for all Key Officers other than the CEO and recommends the CEO’s compensation to the independent members of the full Board for approval. The Committee also oversees the Company’s equity and incentive compensation plans and may retain independent advisors to assist in carrying out its responsibilities.
Role of Management
In carrying out its responsibilities, the Committee receives input from the CEO. The CEO provides performance assessments and compensation recommendations for the Company’s Key Officers, other than himself. The CEO does not participate in deliberations or decisions regarding his own compensation. The Committee retains full discretion and authority over all compensation decisions for Key Officers and recommends the CEO’s compensation to the independent members of the full
Board for approval.
Role of the Compensation Consultant
Pursuant to its charter, the Committee has the authority to retain, at the expense of the Company, independent compensation consultants and other advisors to assist in carrying out its responsibilities. The Committee is directly responsible for the appointment, compensation, and oversight of its advisors.
Willis Towers Watson ("WTW") served as the Committee’s independent compensation consultant through August 2025 and assisted the Committee with executive and director compensation matters, including competitive benchmarking analyses, incentive plan design considerations and governance practices. WTW reported directly to the Committee.
Effective August 2025, the Committee engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") as its independent compensation consultant. Pearl Meyer reports directly to the Committee and provides independent advice and expertise in connection with executive and director compensation matters, including market assessments, program design, and governance best practices.
In accordance with SEC rules and NYSE listing standards, the Committee assessed the independence of both WTW and Pearl
Meyer, taking into consideration the applicable independence factors, and determined that each consultant’s work did not raise any conflicts of interest. Neither WTW nor Pearl Meyer provided any other services to the Company during their respective engagements with the Committee.
Use of Compensation Data and Peer Groups
In determining 2025 compensation for our executives, including our NEOs, the Committee considered multiple sources of market data.  These sources included published compensation survey data covering the broader healthcare industry, companies operating hospitals, health systems and integrated health networks, as well as general industry companies of comparable size and complexity.
The Committee also considered public company peer group compensation information as a reference point in evaluating base salary levels, short- and long-term incentive targets, and total target direct compensation opportunities. With the assistance of WTW, the Committee previously established a public company peer group and, after reviewing the composition of the peer group in connection with the determination of 2025 compensation, determined that no changes to the peer group were needed from 2024 to 2025. The peer group consists of the following:

Acadia Healthcare Company, Inc.	Ensign Group, Inc.
Brookdale Senior Living Inc.	Quest Diagnostics Incorporated
Community Health Systems, Inc.	Select Medical Holdings Corp.
DaVita Inc.	Surgery Partners, Inc.
Encompass Health Corp.	Universal Health Services, Inc.
The Committee believes that these companies represent relevant comparators based on industry focus, operating profile, size, and executive talent market considerations. The Committee intends to review the peer group composition at least annually to ensure ongoing relevance.
Elements of Executive Compensation
The primary elements of our executive compensation program include base salaries, short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of equity-based compensation. The table below provides an summary of the primary elements of the Company’s executive compensation.

Element	How It's Paid	Overview

Base Salary	Cash (Fixed)
•Provides a competitive fixed rate of pay relative to similar positions in the market, and enable the Company to attract and retain critical executive talent
•Based on job scope, level of responsibilities, individual
performance, experience, and market levels

Short-Term (Annual) Incentives	Cash (Variable)
•Rewards the achievement of rigorous annual financial and
strategic objectives aligned with our Critical Indicators and long-
term stockholder value
•Determined based on measurable financial, operational, quality, and individual performance outcomes

Long-Term Incentives	Equity (Variable)
•Incentivizes executives to deliver sustained long-term financial and strategic performance that drives stockholder value creation while reinforcing retention and executive stock ownership
•Awards combine performance-based and time-vested equity,
with a majority of the opportunity tied to the achievement of performance objectives
•Realized value varies based on Company performance and stock price

Base Salaries
Annual base salaries for our NEOs are designed to provide a fixed level of cash compensation intended to attract and retain highly qualified executives.  The Committee reviews base salary levels at least annually. In determining whether adjustments are appropriate, the Committee considers a range of factors, including the executive’s individual performance, experience in the role, internal equity considerations, and competitive market data, including peer group and survey benchmarking information.
In March 2025, the Committee reviewed base salary levels for our NEOs. Mr. Bonick, our CEO, did not receive a base salary increase for 2025. The Committee approved increases for certain other NEOs based on the factors described above. The
Committee determined that the resulting base salary levels are competitive and appropriate relative to relevant market benchmarks. The table below sets forth the base salary rates in effect for our NEOs as of December 31, 2024 and as of April
15, 2025:

Name	Annual Salary Rate as of December 31, 2024	Annual Salary Rate as of April 15, 2025	% Increase

Marty Bonick	$1,076,000	$1,076,000	—%
Alfred Lumsdaine	$628,000	$660,000	5.1%
David Caspers (1)	N/A	$700,000	N/A
Stephen C. Petrovich	$536,000	$552,000	3.0%
David Schultz (2)	$685,000	$695,000	1.5%
Ethan Chernin (3)	$600,000	$618,000	3.0%

(1)Mr. Caspers was appointed as the Company’s Chief Operating Officer, effective March 31, 2025.
(2)Mr. Schultz departed from the Company effective June 16, 2025.
(3)Mr. Chernin departed from the Company effective March 24, 2026.

In recognition of their individual performance and a review of the factors described above, effective April 15, 2026, the salaries of Messrs. Bonick, Lumsdaine, Caspers and Petrovich were increased by 3.0% to $1,108,542, $679,805, $721,003 and $568,572, respectively.
Short-Term (Annual) Incentive Compensation
Each of our NEOs is eligible to earn short-term incentive compensation based on Corporate Performance goals and
Individual Performance goals. Short-term incentive awards are earned based on pre-established performance objectives, including those tied to our Critical Indicators, reinforcing the link between pay and performance.
The table below presents the 2025 Critical Indicators and the goals and metrics for measuring performance against these objectives:

Critical Indicators	Description / Goal	Associated Plan Metrics

Financial	•Deliver strong financial performance	• Adjusted EBITDAR as a percentage of budget* •Adjusted EBITDAR margin improvement

Quality and Experience	•Ensure we deliver high levels of quality care	•Measured based on performance objectives relating to six individual quality and patient satisfaction metrics as reflected in our quality/experience index

*Adjusted EBITDAR is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense
(or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of losses on the extinguishment and modification of debt; other non-operating losses; Cybersecurity Incident recoveries, net of incremental information technology and litigation costs; certain legal matters and related costs; restructuring, exit and acquisition-related costs; change in accounting estimate; New Mexico professional liability accrual; expenses incurred in connection with the implementation of our integrated health information technology system provided by Epic
Systems; equity-based compensation expense; loss from disposed operations; and rent expense payable to real estate investment trusts (“REITs”), as reported in the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. For a reconciliation of Adjusted EBITDAR to net income, the most directly comparable GAAP financial measure, please see
“Reconciliation of Non-GAAP Measures" included on page 58 of this Proxy Statement.

The 2025 performance targets were established based on the Company’s operating budget and reflect the Committee’s expectation of meaningful year-over-year financial growth, margin expansion, and continued high-quality patient care. The
2025 Adjusted EBITDAR target of $774.3 million represented approximately 17% growth over the 2024 baseline of $661.8 million, which is equal to 2024 actual Adjusted EBITDAR of $658.9 million plus noncontrolling interest earnings of $2.9 million attributable to Ventas. The 2025 Adjusted EBITDAR margin target of 13.5% reflected a 240 basis point improvement over 2024 actual performance of 11.1%.
The quality and experience component is measured through a Quality / Experience Index comprised of six individual quality and patient satisfaction metrics: (i) AHS HAI Roll Up, (ii) AHS Sepsis 1a, (iii) AHS Diabetic Control – A1C, (iv) AHS HCAHPS, (v)
AHS Physician Net Promoter Score, and (vi) AHS Medicare Annual Wellness Visits. The Committee established minimum,

goal and maximum performance targets for each metric. Each metric is measured individually, and the results are combined to determine the overall Quality / Experience Index score.
If Adjusted EBITDAR performance did not reach the minimum threshold of $740.0 million for 2025, no payout would be made under the 90% Corporate Performance component of the STIP.
The table below presents the 2025 performance goals and weighting for the Corporate Performance component of the
2025 short-term incentive, which the Committee believes appropriately balances the expectation of sustained high-quality performance with continued financial and operational discipline.

Indicator	Metric	Metric Weight	Performance Range	Performance Target	Payout Range

Financial	Adjusted EBITDAR ($M)	50.0%	Minimum	$740.0	50%

			Goal	$774.3	100%

			Maximum	$832.0	200%

	Adjusted EBITDAR margin improvement	25.0%	Minimum	12.9%	50%

			Goal	13.5%	100%

			Maximum	14.5%	150%

Quality and Experience	Comprised of six individual quality and patient satisfaction metrics	25.0%	Minimum	0.85	50%

			Goal	1.00	100%

			Maximum	1.15	125%
The Individual Performance component of the 2025 short-term incentive is weighted at 10% and is based on the achievement of specific individual objectives, including goals related to strategic growth initiatives, financial performance, operational priorities and talent recruitment, retention and development. Target payout for this component is 100%, with a payout range of 0% to 125% based on minimum and maximum levels of achievement, respectively.
Payouts between performance levels are determined using straight-line interpolation.
In March 2026, the Committee reviewed Company performance for fiscal year 2025 and determined the level of achievement against the pre-established performance goals, as reflected in the table below. Based on this review, the
Committee determined that the minimum Adjusted EBITDAR performance threshold was not achieved and, as a result, no payout was earned under the Corporate Performance component of the STIP. Consistent with this outcome, no amounts were earned under the Individual Performance component on a formulaic basis.

	Adjusted EBITDAR ($M)	Adjusted EBITDAR Margin Improvement	Quality / Experience Index

Weight	50%	25%	25%

Minimum	$740.0	12.9%	0.85
Goal	$774.3	13.5%	1.00
Maximum	$832.0	14.5%	1.15

2025 Actual Result	$709.3	12.7%	1.14

% Achievement	—%	—%	114%
Actual Payout %	—%	—%	—%
Weighted Actual Payout %	—%	—%	—%

The Company's Adjusted EBITDAR performance was below expectations primarily as a result of sustained professional fee inflation and increased payor denials in the second half of the year, which pressured margins despite solid volume and revenue growth. While the Company outperformed in five of the six quality and patient satisfaction metrics during 2025 —
which, absent the financial threshold requirement would have resulted in above-target performance for the quality component — the failure to meet the minimum Adjusted EBITDAR threshold precluded any payout under the Corporate
Performance component. The Committee believes this outcome reinforces the Company’s pay-for-performance philosophy and underscores the importance of achieving overall financial performance objectives.
The remaining 10% of the short-term incentive opportunity is based on Individual Performance objectives relating to operational execution, strategic initiatives, talent management and leadership effectiveness. Based on overall Company performance and the failure to meet the minimum Adjusted EBITDAR threshold required to fund the Corporate
Performance component, no amounts were earned under the Individual Performance component on a formulaic basis.
The Committee evaluated individual performance and exercised discretion to approve limited cash bonus awards outside of the STIP to certain NEOs in recognition of their contributions to operational execution and strategic priorities during a challenging year, while maintaining a conservative overall compensation outcome.
Mr. Bonick did not receive any payout with respect to the Individual Performance component or any discretionary bonus for
2025.
During 2025, we appointed Mr. Caspers as Chief Operating Officer to scale operations, enhance patient and provider experiences, and integrate digital, marketing, and contact center strategies to improve engagement. At the time of Mr.
Casper’s recruitment, internal forecasts indicated that the Company’s performance was trending toward target levels.
However, year-end results were ultimately impacted by performance trends that were largely established prior to his arrival. The Board determined that holding a new leader accountable for financial outcomes determined before his tenure would be counterproductive to our recruitment and engagement goals. Accordingly, the Board awarded Mr. Caspers a discretionary bonus equal to his target opportunity for 2025, pro-rated for his time of service during the year. This pro-rated bonus recognizes Mr. Caspers’ immediate contributions and ensures his full focus on growing stockholder value in the years ahead.
Target short-term incentive levels are reviewed annually by the Committee, and each NEO’s 2025 target opportunity, expressed as a percentage of base salary, is provided in the table below. Based on the performance outcomes and decisions described above, no short-term incentives were earned under the STIP but the Committee approved the discretionary award payments shown below for 2025, which were paid in March 2026:

Name	Salary as of December 31, 2025	Short-Term Incentive Target Opportunity (1)	Total Achieved (1)	Bonus Payment

Marty Bonick	$1,076,000	125%	—%	$—
Alfred Lumsdaine	$660,000	90%	—%	$50,000	(2)
David Caspers	$700,000	90%	—%	$476,386	(3)
Stephen C. Petrovich	$552,000	75%	—%	$35,190	(4)
David Schultz (5)	$695,000	90%	—%	$—
Ethan Chernin	$618,000	75%	—%	$23,175	(6)

(1)Shown as a percentage of base salary
(2)This was a discretionary bonus awarded to Mr. Lumsdaine for his oversight and management of the Company's initial audit over the effectiveness of internal control over financial reporting under the Sarbanes-Oxley Act of 2002.
(3)As discussed above, this was a discretionary bonus awarded to recognize Mr. Caspers for his immediate contributions in 2025.
(4)This was a discretionary bonus awarded to Mr. Petrovich for his contributions to operational performance in a challenging environment, advancing strategic initiatives, and managing cost pressures.
(5)Mr. Schultz served as President, Hospital Operations during fiscal 2025 and departed the Company effective June 16, 2025.
(6)This was a discretionary bonus awarded to Mr. Chernin for his contributions to operational performance in a challenging environment, advancing strategic initiatives, and managing cost pressures.

Long-Term Equity Compensation
Long-term equity compensation is a core component of our executive compensation framework and is designed to align executive interests with long-term stockholder value creation while promoting retention and sustained performance. Equity awards provide executives with meaningful exposure to stock price performance and, in the case of performance-based awards, link realized compensation directly to the achievement of pre-established financial objectives.
2025 Long-Term Equity Compensation Awards
On April 1, 2025, the Compensation Committee awarded long-term equity-based incentive awards consisting of (i) RSUs
(35%) and (ii) PRSUs (65%). The Committee determined the grant levels based on a number of factors, including Company performance and individual performance, internal equity, our compensation philosophy and competitive market data and related positioning. The long-term incentive award opportunity for each of our NEOs is shown in the table below.

	RSUs		PRSUs (at Target)

NEO	Value ($)	RSUs (#)	Value ($)	PRSUs (#)

Marty Bonick	1,750,000	134,927	3,250,000	239,499
Alfred Lumsdaine	700,000	53,971	1,300,000	95,800
David Caspers	428,750	33,057	796,250	58,678
Stephen C. Petrovich	288,750	22,263	536,250	39,518
David Schultz	350,000	26,985	650,000	47,901
Ethan Chernin	271,250	20,914	503,750	37,122
For additional information regarding the 2025 annual equity awards, see "Grants of Plan-Based Awards in Fiscal 2025
Table."
Time-Based Restricted Stock Units
RSUs provide executives with time-based equity that supports retention and reinforces alignment with stockholders. Each
RSU represents the right to receive one share of Company Common Stock, subject to continued service through the applicable vesting date. For the 2025 annual grants, RSUs vest in three substantially equal installments over a three-year period, generally contingent on continued employment. The value ultimately realized depends on the Company’s share price at the time of vesting, directly aligning executives’ interests with long-term stockholder outcomes.
Performance-Based Restricted Stock Units
PRSUs provide executives the opportunity to earn shares of Company Common Stock based on the achievement of pre-
established financial performance objectives, subject to continued service through the vesting date. For the 2025 annual grants, performance is measured from January 1, 2025 through December 31, 2025. Any earned PRSUs are subject to a three-year service-based vesting schedule, with final vesting on April 1, 2028, generally contingent on continued
employment. Performance is based on two core financial metrics:
•Adjusted EBITDAR (60%), which the Committee believes is a key indicator of operating performance, earnings growth and cash flow generation; and
•Net revenue (40%), which reflects topline growth and the Company’s ability to expand services and patient volumes.
The Committee selected these metrics because they align directly with the Company’s strategic priorities of driving sustainable earnings growth, expanding margins, and scaling operations responsibly.
Threshold, target and maximum performance levels were established at the beginning of the performance period. For each metric:
•50% of target shares are earned for threshold performance;
•100% are earned for target performance; and

•200% are earned for maximum performance.
Performance between levels is determined using straight-line interpolation. No shares are earned for performance below threshold.
In light of regulatory uncertainty within the healthcare sector and the resulting volatility affecting longer-term forecasting, the Committee determined that a one-year performance period for the 2025 PRSUs was appropriate to ensure rigorous and responsible goal-setting. Importantly, the Committee maintained a three-year service-based vesting requirement to reinforce retention and long-term accountability. In addition, a three-year relative Total Stockholder Return ("TSR")
modifier was incorporated to further align realized compensation with stockholder outcomes over the full vesting period.
Relative TSR will be measured against a customized peer group of healthcare services companies, ensuring that realized payouts reflect both absolute financial performance and relative stock price performance.
2025 PRSU Results
Based on 2025 results, performance for the 2025 PRSU grant resulted in 90.1% of shares at target being earned, subject to the relative TSR modifier, which will be measured from January 1, 2025 through December 31, 2027, and continued
employment through April 1, 2028.
2024 PRSU Results
With respect to the 2024 annual grants of PRSUs, performance was measured over the two-year period ended December
31, 2025, based on the achievement of Adjusted EBITDAR and net revenue. The service-based vesting period for these awards continues through December 31, 2026.
The performance metrics were weighted 60% for Adjusted EBITDAR and 40% for net revenue, with threshold, target and maximum performance levels established for each metric at the beginning of the performance period. Based on results for the 2024–2025 period, Adjusted EBITDAR achievement was 100.2% of target and net revenue achievement was 115.6% of target, resulting in a weighted achievement of 106.4% of target.
Employment Agreements and Executive Severance Program
Messrs. Bonick, Lumsdaine and Petrovich are party to employment agreements that provide for compensation, severance and other customary terms. Mr. Caspers is employed pursuant to an offer letter that sets forth the principal terms of his compensation and severance protection.
The Company maintains an Executive Severance Plan that provides benefits in the event of a qualifying termination, including enhanced protections in connection with a change in control. A detailed description of these arrangements is provided under “Executive Compensation – Employment Agreements and Offer Letters” and “Executive Compensation –
Potential Payments upon Termination or Change in Control.”
Mr. Schultz, former President, Hospital Operations, and Mr. Chernin, former President, Health Services, departed the
Company on June 16, 2025 and March 24, 2026, respectively. Their departures were treated as Qualifying Terminations under the Executive Severance Plan, and they are entitled to severance benefits in accordance with its terms.
Other Compensation Guidelines, Policies and Practices
We have established certain policies and practices to ensure that our compensation programs appropriately align the interests of our executives with the interests of our stockholders.
Stock Ownership Guidelines
The Committee established stock ownership guidelines in order to further align the long-term interests of our executives and non-employee directors with those of our stockholders. Our stock ownership guidelines require that our NEOs and other executive leadership team members (collectively, "Covered Executives") and applicable non-employee directors own shares of our Common Stock (as determined under the guidelines) having an aggregate value equal to a multiple of the
Covered Executive’s annual base salary or non-employee director’s annual base cash retainer as follows:

Position	Multiple

Chief Executive Officer (Mr. Bonick)	5x Annual Base Salary
Other NEOs (Messrs. Lumsdaine, Caspers, Petrovich, Schultz and Chernin)	3x Annual Base Salary
Other Covered Executives	2x Annual Base Salary
Non-Employee Directors	5x Annual Cash Retainer
Our Covered Executives and applicable non-employee directors are required to hold 50% of shares acquired as a result of exercise or settlement of compensatory awards until these ownership guidelines have been met. These retention requirements will apply to NEOs and non-employee directors during periods in which, and to the extent that, the above guidelines are not met. The ownership guidelines above do not apply to any non-employee director who does not participate in our director compensation program.
Each Covered Executive and applicable non-employee director has until the later of five years after the completion of our initial public offering (the "IPO") and the date such individual first becomes a Covered Executive or non-employee director, as applicable, to comply with the stock ownership guidelines.
As of December 31, 2025, each NEO’s equity holdings substantially exceeded the minimum ownership guidelines, except
Mr. Caspers, who has until the fifth anniversary of the date on which he joined the Company, or March 31, 2030, and Mr.
Lumsdaine, who has until the fifth anniversary of the IPO, or July 18, 2029, to attain the minimum ownership guideline.
Messrs. Schultz and Chernin departed from the Company effective June 16, 2025 and March 24, 2026, respectively, and are no longer subject to the minimum ownership guidelines.
As of December 31, 2025, each of our non-employee directors, other than Messrs. DeMichiei, Sotir and Sen, Ms. Campion and Dr. Robinson, have equity holdings that exceeded the non-employee director minimum ownership guideline. Messrs.
Sotir and Sen, Ms. Campion and Dr. Robinson each have until the fifth anniversary of the IPO, or July 18, 2029, while Mr.
DeMichiei has until the fifth anniversary of the date on which he was appointed to the Board, or April 2, 2030, to attain the minimum ownership guideline.
Clawback Policy
The Committee established an incentive compensation recoupment, or "clawback" policy that is intended to comply with the Dodd-Frank Act and applicable SEC and NYSE rules. Under the policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in a current period or left uncorrected, we will recoup from each executive officer, including NEOs, any erroneously awarded incentive-based compensation as defined in the policy. For purposes of the policy, incentive-based compensation includes compensation granted, earned or vested based upon our attainment of specified financial reporting metrics and recovery is required regardless of fault. The policy does not limit any other rights or remedies the Company, the Board or the
Committee may have. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities, such as Section 304 of the Sarbanes-Oxley Act.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. In addition, with regard to the Company’s trading in its own securities, it is the
Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Equity Grant Practices
The Committee’s typical practice is to grant equity awards to our officers during the first or second quarter of each year. We do not engage in the practice of timing grants with the release of material non-public information. In 2025, we did not grant stock options or other stock-based compensation other than Common Stock, RSUs and PRSUs.

Benefits and Perquisites
The Company’s executives, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including defined contribution savings plans, medical, dental and life insurance plans and long-term disability plans. Additionally, the Company provides relocation benefits when appropriate.
For additional information regarding the NEOs’ participation in the Company’s defined contribution savings plan, see
"Retirement Benefits."
Retirement Benefits
Our NEOs participate in our defined contribution savings plan, the Ardent Health Services Retirement Savings Plan (the
"Company Savings Plan"). Participants in the Company Savings Plan may contribute up to 99% of their salary, subject to applicable IRS limits. The Company provides annual safe harbor matching contributions equal to 100% of the first 3% of a participant’s pay that is contributed as an elective deferral and 50% of the next 2% of a participant’s pay that is contributed as an elective deferral. Additionally, the Company may make non-elective contributions to the participant’s Company
Savings Plan account at its election, subject to certain restrictions. The amount of any Company contributions for our NEOs in 2023, 2024 and 2025 is reflected below as "All Other Compensation" in the "Executive Compensation – Summary
Compensation Table" following this section.
None of the NEOs participate in a defined benefit pension plan or nonqualified deferred compensation savings plan that relates to the Company or any of its affiliates.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1 million on the amount of compensation per year that a public company may deduct for federal income tax purposes with respect to certain executive officers. The Committee weighs the potential effect of non-deductibility, but also believes that it is important to retain flexibility in designing compensation programs to incentivize conduct that achieves our goals. The Committee acknowledges that some earnings that are achieved under these programs may result in payments to our NEOs that will not be tax-deductible due to the limits of Section 162(m) of the Code.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") for our
stock-based compensation awards. ASC Topic 718 requires us to measure and record the compensation expense in our income statement for all share-based payment awards made to our employees and the non-employee members of our
Board, including equity awards, based on the grant date "fair value" of the award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This calculation is performed for accounting purposes and reported in the executive compensation tables required by federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Report
The Committee has reviewed and discussed with management the section entitled "Compensation Discussion and Analysis"
contained in this Proxy Statement. Based on this review and discussion, the Committee has recommended to our Board that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated into our
Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Committee:
Ellen Havdala, Chair
Peter Bulgarelli
Peter Bynoe
Suzanne Campion
Rahul Sen

Executive Compensation
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)		Stock Awards (3)		Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

Marty Bonick President and Chief Executive Officer	2025	$1,076,000	$—		$5,000,004		$—	$14,000	$6,090,004
	2024	$1,060,485	$—		$4,520,272		$1,345,300	$13,200	$6,939,257
	2023	$988,623	$—		$—		$1,207,454	$13,200	$2,209,277

Alfred Lumsdaine Chief Financial Officer	2025	$650,235	$50,000		$2,000,010		$—	$14,000	$2,714,245
	2024	$622,632	$—		$2,220,890		$571,192	$13,200	$3,427,914
	2023	$594,314	$—		$278,800		$431,120	$13,200	$1,317,434

David Caspers Chief Operating Officer	2025	$511,541	$551,386	(2)	$1,325,021	(6)	$—	$59,622	$2,447,570
	2024	$—	$—		$—		$—	$—	$—
	2023	$—	$—		$—		$—	$—	$—

Stephen C. Petrovich Executive Vice President and General Counsel	2025	$547,051	$35,190		$825,010		$—	$14,000	$1,421,251
	2024	$531,091	$—		$991,419		$501,913	$13,200	$2,037,623
	2023	$508,579	$—		$64,780		$371,644	$13,200	$958,203

David Schultz Former President, Hospital Operations	2025	$389,866	$—		$1,000,012		$—	$674,241	$2,064,119
	2024	$652,116	$—		$1,347,291	(7)	$554,894	$461,557	$3,015,858
	2023	$342,948	$225,000	(2)	$98,400		$—	$59,259	$725,607

Ethan Chernin Former President, Health Services	2025	$612,466	$23,175		$775,001		$—	$73,672	$1,484,314
	2024	$343,856	$50,000	(2)	$750,016		$268,037	$80,610	$1,492,519
	2023	$—	$—		$—		$—	$—	$—

(1)The values in this column reflect discretionary bonuses paid to our NEOs, including certain one-time cash awards outside of the STIP that were approved by the Committee.
(2)Pursuant to Mr. Schultz’s offer letter entered into in connection with his appointment as President, Hospital Operations, we agreed that Mr.
Schultz would receive his target bonus award in respect of his 2023 service prior to the above promotion irrespective of satisfaction of the performance goals thereunder. Pursuant to Mr. Chernin’s offer letter, he received a $50,000 sign-on bonus after his first month of employment.
Pursuant to Mr. Caspers’ offer letter, he received a $75,000 cash sign-on bonus after his first month of employment, which is included in Mr.
Casper's bonus amount for 2025.

(3)The values in this column reflect the aggregate grant date fair values of our equity-based compensation awards in accordance with ASC Topic 718.
See “Long-Term Equity Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these equity-based compensation awards and their terms. With respect to our PRSU awards, we report grant date fair value at target-
level performance, which is the probable achievement level of the performance conditions. Assuming achievement of performance goals at the maximum level, the aggregate grant date fair value of these PRSUs for 2025 and 2024, respectively, would be Mr. Bonick, $6,500,002 and
$5,876,352; Mr. Lumsdaine, $2,600,012 and $1,837,696; Mr. Caspers, $1,592,520 and $—; Mr. Petrovich, $1,072,518 and $1,044,992; Mr. Schultz
$1,300,034 and $1,335,744; and Mr. Chernin, $1,007,492 and $975,040. With respect to the 2023 time-based Class C unit awards (i.e., the Class
C-1 Units), the Company employed a Black-Scholes option pricing model to determine the grant date fair value of its equity-based awards, which was used to allocate the estimated equity value of the Company to the various unit classes. Such equity value of the Company was estimated using income and market valuation approaches, including then-recent sales of the Company’s common units. Such estimates required the input of highly subjective, complex assumptions. The Company’s valuation assumptions are described in Note 9, “Equity,” in the Notes to the Consolidated
Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

(4)The values in this column represent the payment of 2023 and 2024 annual short-term cash incentive awards, paid in 2024 and 2025, respectively, under the STIP.
(5)Details with respect to the 2025 amounts in this column are set forth in the table below.

Name	Relocation Allowance Temporary Housing and Moving Costs	Company Savings Plan Contributions	Severance Payments	Total

Marty Bonick	$—	$14,000	$—	$14,000
Alfred Lumsdaine	$—	$14,000	$—	$14,000
David Caspers	$45,622	$14,000	$—	$59,622
Stephen C. Petrovich	$—	$14,000	$—	$14,000
David Schultz	$—	$14,000	$660,241	$674,241
Ethan Chernin	$59,672	$14,000	$—	$73,672

(6)Included in this amount is a $100,000 sign-on bonus in the form of Common Stock issued to Mr. Caspers pursuant to his offer letter.
(7)On January 2, 2024, Mr. Schultz was issued a grant of 14,676 Class C-1 Units. None of these pre-IPO Class C-1 Units converted to restricted stock awards ("RSAs") in connection with the Corporate Conversion defined on page 51 of this Proxy Statement. Instead, Class C-1 Units were cancelled for no value pursuant to the terms set forth in the plan of conversion (including the conversion formula set forth therein). Therefore, the grant date value with respect to such Class C units is assumed to be $0 and is not otherwise reported in this table.

Grants of Plan-Based Awards in Fiscal 2025 Table

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)

Name	Grant Date	Award Type	Threshold(5)	Target	Maximum	Threshold	Target	Maximum

Marty Bonick	01/01/2025	STIP	$605,250	$1,345,000	$2,210,844	—	—	—	—	$—
	04/01/2025	RSU	$—	$—	$—	—	—	—	134,927	$1,750,003
	04/01/2025	PRSU	$—	$—	$—	119,750	239,499	478,998	—	$3,250,001

Alfred Lumsdaine	01/01/2025	STIP	$267,300	$594,000	$976,388	—	—	—	—	$—
	04/01/2025	RSU	$—	$—	$—	—	—	—	53,971	$700,004
	04/01/2025	PRSU	$—	$—	$—	47,900	95,800	191,600	—	$1,300,006

David Caspers (6)	03/31/2025	STIP	$214,374	$476,386	$783,059	—	—	—	—	$—
	04/01/2025	CS	$—	$—	$—	—	—	—	7,711	$100,012
	04/01/2025	RSU	$—	$—	$—	—	—	—	33,057	$428,749
	04/01/2025	PRSU	$—	$—	$—	29,339	58,678	117,356	—	$796,260

Stephen C. Petrovich	01/01/2025	STIP	$186,300	$414,000	$680,513	—	—	—	—	$—
	04/01/2025	RSU	$—	$—	$—	—	—	—	22,263	$288,751
	04/01/2025	PRSU	$—	$—	$—	19,759	39,518	79,036	—	$536,259

David Schultz	01/01/2025	STIP	$157,896	$350,879	$576,757	—	—	—	—	$—
	04/01/2025	RSU	$—	$—	$—	—	—	—	26,985	$349,995
	04/01/2025	PRSU	$—	$—	$—	23,951	47,901	95,802	—	$650,017

Ethan Chernin	01/01/2025	STIP	$208,575	$463,500	$761,878	—	—	—	—	$—
	04/01/2025	RSU	$—	$—	$—	—	—	—	20,914	$271,255
	04/01/2025	PRSU	$—	$—	$—	18,561	37,122	74,244	—	$503,746

(1)The values in these columns represent the Threshold, Target and Maximum annual bonus opportunities for 2025 under our Short-Term Incentive Plan
(abbreviated above as "STIP"). Under the plan terms, if our minimum performance criteria are not met, no bonus is payable. The Threshold amounts disclosed assume a minimum level of achievement for each metric under the STIP.

(2)The values shown reflect the number of shares attributable to the 2025 PRSUs. The 2025 PRSUs vest on April 1, 2028, subject to the NEO's continued service with the Company until such time, attainment of performance criteria set by the Committee, and results of the three-year relative TSR modifier. The performance criteria under the 2025 PRSUs relate to achievement of Adjusted EBITDAR and net revenue metrics over the 2025 calendar year. These metrics relate to separate portions of the target number of PRSUs under each PRSU award, such that 60% of the target PRSUs relate to the Adjusted EBITDAR metric and 40% of the target PRSUs relate to the net revenue metric.

(3)The values in this column represent the number of RSUs and Common Stock awards (abbreviated above as "CS") granted in 2025. With respect to the 2025
RSUs granted on April 1, 2025, the RSUs vest in three substantially equal installments, with approximately one-third of the RSUs vesting on each of April 1,
2026, April 1, 2027 and April 1, 2028, subject to the NEO's continued service with the Company through each applicable vesting date.

(4)Amounts reported in this column reflect the aggregate grant date fair value of the applicable RSUs, PRSUs and CS granted in 2025, computed in accordance with ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reflected in the table above, please see footnote 3 to the “Summary Compensation Table” above.

(5)The Threshold amounts reported in this table do not include any value for the Individual Performance metrics as there is no specific minimum threshold that
NEOs can earn as the payouts for such Individual Performance metrics range from 0% to 125%.

(6)Mr. Caspers was appointed as Chief Operating Officer effective March 31, 2025. Thus, the STIP amounts above are prorated to reflect the partial year spent in the position.
Employment Agreements and Offer Letters
Marty Bonick
Mr. Bonick is a party to an amended and restated employment agreement with AHS Management Company, Inc. ("AHS"), pursuant to which he is employed as the Company’s President and Chief Executive Officer. Pursuant to the agreement, which is dated as of January 10, 2025, Mr. Bonick’s initial term of employment ends on December 31, 2027, with automatic one-year term renewals unless either party gives timely written notice of non-renewal. Under the terms of the agreement,
Mr. Bonick’s base salary is set at $1,076,000, which base salary may be increased to such other amount as approved by the
Board from time to time. In addition, the terms of the agreement provide that Mr. Bonick is eligible to (i) receive grants under the Ardent Health Partners, Inc. 2024 Omnibus Incentive Award Plan (the "2024 Plan") and (ii) participate in the
Company’s annual bonus program (i.e., the STIP) with a target annual bonus opportunity established by the Board each year during the term of the agreement.
Alfred Lumsdaine
Mr. Lumsdaine is a party to an amended and restated employment agreement with AHS, pursuant to which he is employed as the Company’s Chief Financial Officer. Pursuant to the agreement, which is dated as of January 10, 2025, Mr.
Lumsdaine’s initial term of employment ends on December 31, 2027, with automatic one-year term renewals unless either party gives timely written notice of non-renewal. Under the terms of the agreement, Mr. Lumsdaine’s base salary is set at
$628,000, which base salary may be increased to such other amount as approved by the Board from time to time (as noted
above, Mr. Lumsdaine’s base salary as of December 31, 2025 was $660,000). In addition, the terms of the agreement provide that Mr. Lumsdaine is eligible to (i) receive grants under the 2024 Plan and (ii) participate in the Company’s annual bonus program (i.e., the STIP) with a target annual bonus opportunity established by the Board each year during the term of the agreement.
David Caspers
Mr. Caspers is not party to an employment agreement with AHS or the Company itself. However, Mr. Caspers accepted an offer letter, dated February 17, 2025, which outlines the basic terms of his employment with AHS. The offer letter with Mr.
Caspers provides for an annual base salary of $700,000, a sign-on bonus of $175,000, which is comprised of $75,000 of cash and $100,000 in the form of our Common Stock, the opportunity to participate in the STIP for a prorated portion of the
2025 fiscal year with a target bonus of 90% of his base salary, and a yearly equity grant with a target value equal to 1.75 times his annual base salary. In addition, Mr. Caspers is entitled to receive certain relocation reimbursement and interim travel benefits as well as participate in the same employee benefit and perquisite programs as other senior officers of the
Company.
Stephen C. Petrovich
Mr. Petrovich is a party to an employment agreement with AHS, pursuant to which he is employed as the Company’s
Executive Vice President and General Counsel. The agreement became effective on August 4, 2015 and extends until his termination of employment. Under the terms of the agreement, Mr. Petrovich’s base salary was initially set at $375,000, which base salary may be changed to such higher amount as approved by the Committee from time to time (as noted
above, Mr. Petrovich’s base salary as of December 31, 2025 was $552,000). Under the terms of the agreement, Mr.
Petrovich is eligible to participate in the Company’s annual bonus program on such terms as determined by the Board. In addition, pursuant to the terms of the agreement, Mr. Petrovich is eligible to participate in any fringe benefit and employee benefit programs available to other similarly situated senior officers of AHS.
David Schultz
On June 16, 2025, the Company and Mr. Schultz determined that Mr. Schultz would no longer serve as President, Hospital
Operations and would depart the Company effective immediately.  The Company treated Mr. Schultz’s departure from the
Company as a “Qualifying Termination” pursuant to the Company’s Executive Severance Plan (the “Severance Plan”). Mr.
Schultz’s severance benefits are described under "Executive Compensation – Potential Payments upon Termination or
Change in Control."
Mr. Schultz was not party to an employment agreement with AHS or the Company itself. However, in connection with his promotion to President, Hospital Operations, Mr. Schultz accepted an offer letter, dated November 28, 2023, which outlined the basic terms of his employment with AHS. As a general matter, the compensation-related terms set forth in the offer letter with Mr. Schultz ceased to be applicable to him over the course of the first half of 2024 (i.e., in 2024, (i) Mr.
Schultz became subject to the STIP for the entirety of the 2024 fiscal year with a target bonus of 90% of his base salary, and
(ii) the Committee established (A) Mr. Schultz’s 2024 base salary rate of $685,000, and (B) 2024 target equity award equal to 150% of his base salary). However, Mr. Schultz received a grant of Class C-1 Units pursuant to the offer letter on January
2, 2024. In addition, pursuant to the offer letter, Mr. Schultz remained entitled during 2024 to receive (x) relocation reimbursement benefits, (y) a related miscellaneous expense allowance up to $10,000, and (z) temporary housing benefits in connection with his relocation from Washington state to Nashville, Tennessee.

Ethan Chernin
Mr. Chernin was not party to an employment agreement with AHS or the Company itself. However, Mr. Chernin accepted an offer letter, dated March 28, 2024, which outlined the basic terms of his employment with AHS. The offer letter with Mr.
Chernin provides for an annual base salary of $600,000, a sign-on bonus of $50,000, the opportunity to participate in the
STIP for a prorated portion of the 2024 fiscal year with a target bonus of 75% of his base salary, and a yearly equity grant with a target value equal to 1.25 times his annual base salary. In addition, Mr. Chernin was entitled to receive certain relocation reimbursement benefits and participate in the same employee benefit and perquisite programs as other senior officers of the Company.
Outstanding Equity Awards at Fiscal 2025 Year-End

Name	Grant Date	Award Type	Number of Shares or Units of Stock that have not Vested (1)	Market Value of Shares or Units of Stock that have not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested (2)

Marty Bonick	09/01/2020	RSA (5)	439,434	$3,880,202	—	$—
	07/18/2024	RSU	65,921	$582,082	—	$—
	07/18/2024	PRSU	—	$—	183,636	$1,621,506
	04/01/2025	RSU	134,927	$1,191,405	—	$—
	04/01/2025	PRSU	—	$—	239,499	$2,114,776

Alfred Lumsdaine	09/08/2021	RSA (4)	4,649	$41,051	—	$—
	09/08/2021	RSA (5)	29,295	$258,675	—	$—
	07/18/2024	RSU	20,615	$182,030	—	$—
	07/18/2024	PRSU	—	$—	57,428	$507,089
	09/25/2024	RSU	27,828	$245,721	—	$—
	04/01/2025	RSU	53,971	$476,564	—	$—
	04/01/2025	PRSU	—	$—	95,800	$845,914

David Caspers	04/01/2025	RSU	33,057	$291,893	—	$—
	04/01/2025	PRSU	—	$—	58,678	$518,127

Stephen C. Petrovich	10/01/2015	RSA (5)	259,266	$2,289,319	—	$—
	07/13/2018	RSA (5)	22,195	$195,982	—	$—
	07/18/2024	RSU	11,723	$103,514	—	$—
	07/18/2024	PRSU	—	$—	32,656	$288,352
	09/25/2024	RSU	6,466	$57,095	—	$—
	04/01/2025	RSU	22,263	$196,582	—	$—
	04/01/2025	PRSU	—	$—	39,518	$348,944

David Schultz	07/18/2024	PRSU	—	$—	15,545	$137,262
	04/01/2025	PRSU	—	$—	3,363	$29,695

Ethan Chernin	07/18/2024	RSU	10,937	$95,574	—	$—
	07/18/2024	PRSU	—	$—	30,470	$269,050
	04/01/2025	RSU	20,914	$184,671	—	$—
	04/01/2025	PRSU	—	$—	37,122	$327,787

(1)Represents (i) unvested RSAs issued in 2024 in connection with conversion of the Class C-1 Units and Class C-2 Units pursuant to the Corporate
Conversion (the vesting terms of such RSAs are described in footnotes 4 and 5 below), and (ii) remaining portion of unvested RSUs granted in 2024 and 2025. With respect to the RSUs granted on July 18, 2024, the remaining RSUs vest in two substantially equal installments, with approximately one-half of the RSUs vesting on each of March 31, 2026 and March 31, 2027, subject to the NEO's continued service with the Company through each applicable vesting date. With respect to the RSUs granted on September 25, 2024, the remaining RSUs vest in two substantially equal installments with approximately one-half of the RSUs vesting on each of September 25, 2026 and September 25, 2027, subject to the NEO's continued service with the Company through each applicable vesting date. With respect to the RSUs granted on April 1, 2025, the RSUs vest in three substantially equal installments with approximately one-third of the RSUs vesting on each of April 1, 2026, April 1, 2027 and April 1, 2028, subject to the NEO's continued service with the Company through each applicable vesting date.

(2)Based on the per share closing price of our Common Stock of $8.83 on December 31, 2025.
(3)Represents unvested 2024 PRSUs granted on July 18, 2024, which vest on December 31, 2026, subject to the NEO's continued service with the
Company until such time and attainment of performance criteria set by the Committee. The performance criteria under the 2024 PRSUs relate to achievement of Adjusted EBITDAR and net revenue metrics over the cumulative 2024-2025 period. These metrics relate to separate portions of the target number of PRSUs under each PRSU award, such that 60% of the target PRSUs relate to the Adjusted EBITDAR metric and 40% of the target PRSUs relate to the net revenue metric. Also represents unvested 2025 PRSUs granted on April 1, 2025, which vest on April 1, 2028, subject to the NEO's continued service with the Company until such time, attainment of performance criteria set by the Committee, and results of the three-year relative TSR modifier. The performance criteria under the 2025 PRSUs relate to achievement of Adjusted EBITDAR and net revenue metrics over the 2025 calendar year. These metrics relate to separate portions of the target number of PRSUs under each PRSU award, such that
60% of the target PRSUs relate to the Adjusted EBITDAR metric and 40% of the target PRSUs relate to the net revenue metric.

(4)Represents unvested RSAs that were issued with respect to awards of pre-IPO Class C-1 Units that were converted into RSAs on July 17, 2024 in connection with the Corporate Conversion and in accordance with a formula set forth in the plan of conversion. These RSAs vest ratably in substantially equal installments each calendar quarter over the remainder of the 5-year vesting period that applied to the related pre-IPO Class
C-1 Units, subject to the NEO's continued service with the Company through each applicable vesting date.

(5)Represents remaining portion of unvested RSAs that were issued with respect to awards of pre-IPO Class C-2 Units that were converted into RSAs on July 17, 2024 in connection with the Corporate Conversion and in accordance with a formula set forth in the plan of conversion. These RSAs vest in two substantially equal installments on each of March 31, 2026 and March 31, 2027, subject to the NEO's continued service with the
Company through each applicable vesting date.

 Stock Vested in Fiscal 2025

Name	Number of Shares Acquired on Vesting	Stock Awards Value Realized on Vesting

Marty Bonick (1)	252,677	$2,997,523
Alfred Lumsdaine (2)	48,161	$609,836
David Caspers	—	$—
Stephen C. Petrovich (3)	149,825	$1,752,897
David Schultz (4)	48,007	$626,469
Ethan Chernin (5)	5,469	$75,199

(1)
Represents shares of our Common Stock issued to Mr. Bonick in connection with the vesting of RSUs on March 31, 2025 (32,960 shares) and the vesting of RSAs on July 17, 2025 (219,717 shares). The value realized on such vesting is based on our closing stock price on the respective vesting dates.

(2)
Represents shares of our Common Stock issued to Mr. Lumsdaine in connection with the vesting of RSUs on March 31, 2025 (10,307 shares) and
September 25, 2025 (13,914 shares) and the vesting of RSAs on March 31, 2025 (2,323 shares), June 30, 2025 (2,323 shares), July 17, 2025
(14,648 shares), September 30, 2025 (2,323 shares) and December 31, 2025 (2,323 shares). The value realized on such vesting is based on our closing stock price on the respective vesting dates.

(3)
Represents shares of our Common Stock issued to Mr. Petrovich in connection with the vesting of RSUs on March 31, 2025 (5,861 shares) and
September 25, 2025 (3,233 shares) and the vesting of RSAs July 17, 2025 (140,731 shares). The value realized on such vesting is based on our closing stock price on the respective vesting dates.

(4)
Represents shares of our Common Stock issued to Mr. Schultz in connection with the vesting of RSUs on March 31, 2025 (7,492 shares) and in connection with the accelerated vesting of certain of Mr. Schultz’s RSUs upon his termination on June 16, 2025 (40,515 shares). The value realized on such vesting is based on our closing stock price on the respective vesting dates.

(5)
Represents shares of our Common Stock issued to Mr. Chernin in connection with the vesting of RSUs on March 31, 2025. The value realized on such vesting is based on our closing stock price on the vesting date.

Potential Payments upon Termination or Change in Control
Each of Messrs. Bonick, Lumsdaine and Petrovich is party to an employment agreement which provides for severance payments in connection with a termination of employment under certain circumstances. Mr. Caspers is, and Messrs. Schultz and Chernin prior to their departure from the Company were, eligible for certain severance payments pursuant to the
Severance Plan.
•In the case of Mr. Bonick, the applicable severance benefits are outlined in his employment agreement. The terms of his such severance benefits are consistent with the severance guidelines approved by the Committee prior to our IPO. Thus, although the employment agreement was entered into on January 10, 2025, such severance benefits are described below.
In the event of a termination of the executive’s employment by the executive for Good Reason or by the
Company without Cause (as such terms are defined in the executive’s amended and restated employment agreement), the executive is entitled to severance benefits equal to (i) the sum of his base salary and target bonus (A) multiplied by two and payable in substantially equal installments in accordance with our normal payroll practices for 24 months, or (B) if such termination occurs in connection with a Change in Control (as defined in the executive’s amended and restated employment agreement), multiplied by three and payable in a lump sum, and (ii) monthly COBRA coverage reimbursements for up to 18 months. A termination without
Cause for these purposes includes non-renewal of the stated term of employment by the Company. In addition, in the event of the executive’s disability, he is entitled to continued base salary payments during the six-month period following his termination of employment.
•In the case of Mr. Lumsdaine, the applicable severance benefits are outlined in his employment agreement.
The terms of such severance benefits are consistent with the severance guidelines approved by the
Committee prior to our IPO. Thus, although the employment agreement was entered into on January 10, 2025, such severance benefits are described below.
In the event of a termination of the executive’s employment by the executive for Good Reason or by the
Company without Cause (as such terms are defined in the executive’s amended and restated employment agreement), the executive is entitled to severance benefits equal to (i) the sum of his base salary and target bonus (A) multiplied by 1.5 and payable in substantially equal installments in accordance with our normal payroll practices for 18 months, or (B) if the qualifying termination occurs in connection with a Change in
Control (as defined in the executive’s amended and restated employment agreement), multiplied by two and payable in a lump sum and (ii) reimbursement of the monthly cost for COBRA coverage for up to 18 months. A termination without Cause for these purposes includes non-renewal of the stated term of employment by the
Company. In addition, in the event of the executive’s disability, he is entitled to continued base salary payments during the six-month period following his termination of employment.
•In the case of Mr. Petrovich, in the event of a termination of the executive’s employment by the executive for
Good Reason or by the Company without Cause (as such terms are defined in the executive’s employment agreement), the executive is entitled to a severance payment equal to a multiple of two times (i) the highest base salary rate in effect during the term of the agreement, (ii) the highest bonus level that would be paid to the executive if the bonus plan targets were achieved (regardless of actual achievement), and (iii) an additional amount equal to 15% of his base salary at the time of termination. These severance payments are to be made in equal installments over the 24-month period following termination, subject to acceleration in the event the executive dies post-termination. In addition, in the event of the executive’s disability, he is entitled to continued base salary payments during the six-month period following his termination of employment. The severance provisions in Mr. Petrovich’s employment agreement also provide that he will be entitled to reimbursement of his reasonable attorney’s fees and costs (and related arbitration, mediation and litigation costs) in the event he successfully resolves certain compensation and benefits claims in his favor.
•In the case of Mr. Caspers, and Messrs. Schultz and Chernin prior to their departure, the Severance Plan applies in the event of a termination of the executive’s employment by the executive for Good Reason or by the Company without Cause (as defined in the Severance Plan). In such case, the executive is entitled to a severance payment equal to (i) the sum of the executive’s base salary and target bonus (A) multiplied by 1.5 and payable in substantially equal installments in accordance with our normal payroll practices for 18 months, or (B) if the qualifying termination occurs in connection with a change in control of the Company, multiplied by two and payable in a lump sum, and (ii) reimbursement of the monthly cost for COBRA coverage for up to 18 months.

 For purposes of the foregoing employment agreements and the Severance Plan:
•"Cause" generally means the executive’s (i) willful refusal to perform, or gross negligence in performing, the reasonable duties of his office, (ii) conviction of or guilty plea to any crime punishable as a felony, or involving fraud or embezzlement, any crime involving moral turpitude or any crime in connection with the delivery of healthcare services, (iii) inability to participate in applicable federal healthcare programs, (iv) any act involving moral turpitude that materially affects the performance of his duties, (v) use of alcohol in violation of company policies or illegal use of drugs, (vi) engagement in fraud, theft, misappropriation or embezzlement with respect to the Company or any of its affiliates, (vii) exclusion from participation in any applicable federal healthcare program, or (viii) sanctioning by any federal or state governmental agency or department and/or being listed on the Health and Human Services cumulative sanctions report, or excluded by the General Services
Administration, as set forth on the list of excluded providers.
•"Change in Control" generally means (i) any person becomes the direct or indirect beneficial owner of more than 50% of the Company’s then-outstanding voting securities, (ii) directors serving on the Board during a specified period cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least a majority of the incumbent directors, and (iii) consummation of any merger, reorganization or consolidation involving the Company, a complete liquidation of the Company or sale of substantially all of the
Company’s assets involving, as applicable, one or more parties that are unrelated to the Company unless the holders of the voting securities of the Company immediately prior to the transaction own more than 50% of the then combined voting power of the voting securities of the company resulting from such transaction in substantially the same proportions of their ownership of such voting securities of the Company prior to the transaction.
Each employment agreement contains restrictive covenants where the executive is subject to during such executive’s employment and each executive will in all cases be subject to such restrictive covenants following such executive’s termination of employment. The executives who are party to employment agreements are bound by a perpetual confidentiality restriction, as well as post-employment non-competition and employee non-solicitation restrictions. For
Messrs. Bonick and Lumsdaine, the post-employment non-competition and non-solicitation restricted period is the 12-
month period following each individual’s respective termination of employment. For Mr. Petrovich, the restricted period is the 24-month period following his termination of employment (or, in the case of a termination without cause, the 12-
month period following termination of employment). The Company may implement similar restrictive covenants for Mr.
Caspers pursuant to the Severance Plan.
Treatment of Equity Awards
As discussed above in the CD&A under "Long-Term Equity Compensation," our NEOs have received awards of RSAs, RSUs and/or PRSUs.
•With respect to RSAs that were issued with respect to the related pre-IPO Class C-1 Unit awards, (i) the next quarterly vesting tranche of those awards will vest in the event the NEO’s service is terminated without Cause and any remaining unvested portion of those awards will forfeit, and (ii) the entire unvested portion of those awards will accelerate in the event of a Change in Control (as such terms are defined in the RSA award agreement).
•With respect to the RSAs that were issued with respect to the related pre-IPO Class C-2 Unit awards, the unvested portion of those awards will forfeit in the event the NEO’s service is terminated for any reason.
•With respect to RSUs granted in connection with the 2024 RSUs and the special RSU grants, (i) the unvested portion of those awards will vest in the event the NEO’s service is terminated without Cause or the NEO resigns with Good Reason (as such terms are defined in the RSU award agreement), and (ii) the entire unvested portion of those awards will vest in the event the NEO’s service is terminated due to disability.
•With respect to PRSUs granted in connection with the 2024 and 2025 PRSUs, (i) a pro-rated portion of those awards will remain eligible to vest in the event the NEO’s service is terminated without Cause or the NEO resigns with Good Reason (as such terms are defined in the RSU award agreement), based on the period in which the NEO remained in service prior to December 31, 2026, and (ii) the entirety of those awards will remain eligible to vest in the event the NEO’s service is terminated due to disability, in each case, subject to attainment of the relevant performance conditions thereunder.
•With respect to RSUs granted in connection with the 2025 RSUs, (i) in the event the NEO’s service is terminated without Cause or the NEO resigns with Good Reason (as such terms are defined in the RSU award agreement), the number of RSUs that were otherwise scheduled to vest on the anniversary date that immediately follows such termination will vest, and (ii) in the event the NEO’s service is terminated due to disability, the entire unvested portion of those awards will vest.
The following table summarizes the payments that would have been made to our NEOs (other than Mr. Schultz who was not employed as of December 31, 2025) upon the occurrence of a termination of employment or a change in control, assuming that each NEO’s termination of employment with the Company or a change in control occurred on December 31,
2025. Amounts shown do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the continuing NEO during his employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name / Type of Payment	Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason Following a Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason	Termination by the Company For Cause or Employee’s Resignation Without Good Reason	Disability	Termination due to Death

Marty Bonick
Severance	$—	$7,263,000	$4,842,000	$—	$538,000	$—
Health and Welfare	$—	$42,427	$42,427	$—	$—	$—
Accelerated Vesting of RSAs (Converted Class C-2 Units)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$980,012	$980,012	$—	$1,773,488	$1,773,488
Accelerated Vesting of PRSU Awards (2)	$—	$1,491,836	$1,491,836	$—	$3,736,282	$3,736,282
Total	$—	$9,777,275	$7,356,275	$—	$6,047,770	$5,509,770

Alfred Lumsdaine
Severance	$—	$2,508,000	$1,881,000	$—	$330,000	$—
Health and Welfare	$—	$52,852	$52,852	$—	$—	$—
Accelerated Vesting of RSAs (Converted Class C-1 Units) (3)	$41,051	$—	$20,512	$—	$—	$—
Accelerated Vesting of RSAs (Converted Class C-2 Units)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$586,924	$586,924	$—	$904,316	$904,316
Accelerated Vesting of PRSU Awards (2)	$—	$512,805	$512,805	$—	$1,353,003	$1,353,003
Total	$41,051	$3,660,581	$3,054,093	$—	$2,587,319	$2,257,319

Name / Type of Payment	Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason Following a Change in Control	Termination by the Company Without Cause or Employee’s Resignation for Good Reason	Termination by the Company For Cause or Employee’s Resignation Without Good Reason	Disability	Termination due to Death

David Caspers
Severance	$—	$2,352,772	$1,764,579	$—	$—	$—
Health and Welfare	$—	$39,736	$39,736	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$97,492	$97,492	$—	$291,893	$291,893
Accelerated Vesting of PRSU Awards (2)	$—	$129,886	$129,886	$—	$518,127	$518,127
Total	$—	$2,619,886	$2,031,693	$—	$810,020	$810,020

Stephen C. Petrovich
Severance	$—	$2,014,800	$2,014,800	$—	$276,000	$—
Accelerated Vesting of RSAs (Converted Class C-2 Units)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$226,267	$226,267	$—	$357,191	$357,191
Accelerated Vesting of PRSU Awards (2)	$—	$258,493	$258,493	$—	$637,296	$637,296
Total	$—	$2,499,560	$2,499,560	$—	$1,270,487	$994,487

Ethan Chernin
Severance	$—	$2,163,000	$1,622,250	$—	$—	$—
Health and Welfare	$—	$41,995	$41,995	$—	$—	$—
Accelerated Vesting of RSU Awards (1)	$—	$158,254	$158,254	$—	$281,244	$281,244
Accelerated Vesting of PRSU Awards (2)	$—	$241,741	$241,741	$—	$596,837	$596,837
Total	$—	$2,604,990	$2,064,240	$—	$878,081	$878,081
(1)The 2024 RSU award agreements provide that, upon the termination of any of the NEO’s employment due to disability or death, by the Company without “cause” or by the NEO for “good reason,” all outstanding unvested RSUs will vest. The 2025 RSU award agreements provide that upon the termination of any of the NEO’s employment due to disability or death, all outstanding unvested RSUs will vest, or provide that upon termination of any NEO’s employment by the Company without “cause” or by the NEO for “good reason,” the number of RSUs that were otherwise scheduled to vest on the anniversary date that immediately follows such termination will vest. The amounts set forth above with respect to the 2024 and 2025
RSUs are based on their value using our closing stock price of $8.83 as of December 31, 2025.
(2)The 2024 and 2025 PRSU award agreements provide that, upon the termination of any of the NEO’s employment due to disability or death, the
PRSUs will remain eligible to vest in full, based upon actual performance at the later of the conclusion of the performance period or the date of such termination. Upon a termination of employment by the Company without “cause” or by the NEO for “good reason,” the PRSUs will remain eligible to vest on a pro-rata basis, based upon actual performance at the later of the conclusion of the performance period or the date of such termination
(with pro-rata vesting based on the number of days the NEO remained in employment from the grant date relative to the full vesting period that applies to the PRSUs, which ends on December 31, 2026 for the 2024 PRSUs and on April 1, 2028 for the 2025 PRSUs). The amounts set forth above with respect to the 2024 and 2025 PRSUs are based on their value using our closing stock price of $8.83 as of December 31, 2025 assuming target-
level performance.
(3)Pursuant to Mr. Lumsdaine’s RSA award agreement that relates to his converted Class C-1 Units, such RSAs become fully vested upon the occurrence of a “change in control.” The amounts set forth above with respect to the unvested RSAs is based on their value using our closing stock price of $8.83 as of December 31, 2025.

.

CEO Pay Ratio
As required by Section 953(b) of the Dodd‑Frank Act and Item 402(u) of Regulation S‑K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of Marty Bonick, our President and Chief Executive Officer.
The 2025 annual total compensation of the median compensated employee as of December 31, 2025, excluding Mr. Bonick, was $56,682. The 2025 annual total compensation of Mr. Bonick was $6,090,004. Based on these amounts, the ratio of our
President and Chief Executive Officer’s 2025 annual total compensation to that of our median compensated employee was approximately 107:1.
The pay ratio disclosed above represents a reasonable estimate calculated in a manner consistent with SEC rules. We identified our median employee using total annual W‑2 wages of employees who were employed for the entirety of 2025 and the annualized value of total gross wages earned during 2025 for employees who commenced employment during
2025 and were employed as of December 31, 2025. Our employee population consisted of full‑time, part‑time, and temporary employees. The inclusion of part‑time and temporary employees reduces the median annual total compensation of our employee population. Due to the nature of the healthcare industry, including workforce turnover and job status changes, we identified the employee population and median employee as of December 31, 2025 based on our payroll and employment records. After identifying the median employee, we calculated that employee’s annual total compensation for
2025 using the same methodology used to determine the annual total compensation of our NEOs, as reflected in the
"Summary Compensation Table" included elsewhere in this Proxy Statement.
The SEC's rules for identifying the median compensated employee and calculating the CEO pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different workforce compositions and compensation practices or utilize different methodologies, estimates, and assumptions in their calculations.

Pay Versus Performance
The following table and supporting narrative contain information regarding compensation actually paid ("CAP") to our NEOs and the relationship to Company performance in accordance with SEC rules. Neither CAP nor the amount reported in the
Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting Summary Compensation Table total compensation values for the applicable year as described in the footnotes to the table.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Adjusted EBITDAR ($M) (4)

					Total Shareholder Return	Peer Group Total Shareholder Return (3)

2025	$6,090,004	$(3,171,355)	$2,026,300	$216,369	$55	$105	$230	$709
2024	$6,939,257	$18,696,908	$2,493,471	$4,440,157	$106	$94	$300	$659

(1)Reflects compensation for our CEO, Marty Bonick, who served as our Principal Executive Officer ("PEO") in 2024 and 2025.
(2)For both years presented, reflects compensation for Alfred Lumsdaine, Stephen C. Petrovich, David Schultz and Ethan Chernin, and, with respect to
2025, additionally reflects compensation for David Caspers, as shown in the Summary Compensation Table above.
(3)Peer Group used for TSR comparisons reflects the S&P Health Care Index. TSR calculation assumes an initial investment of $100 at the market close of
July 18, 2024, the date our stock commenced trading on the NYSE. Data for the S&P Health Care Index assumes reinvestment of dividends.
(4)The Company-selected measure is Adjusted EBITDAR, as defined in the "Supplemental Non-GAAP Valuation Measure" section in the Company’s
Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
To calculate CAP for our PEO and other NEOs, the following adjustments were made to Summary Compensation Table total compensation for the year ended December 31, 2025.

Adjustments	PEO	Other NEOs

Summary Compensation Table Total	$6,090,004	$2,026,300
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	(5,000,004)	(1,185,011)
Addition of fair value at fiscal year (FY) end of equity awards granted during the FY that remained outstanding	2,905,859	566,773
Addition of fair value at vesting date of equity awards granted during the FY that vested during the FY	—	43,245
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(5,849,014)	(996,308)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(1,318,200)	(238,630)
Compensation Actually Paid	$(3,171,355)	$216,369
Equity Valuation Assumptions
Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock units are valued based on the closing stock price on the relevant measurement date. Performance stock units subject to non-market-based conditions are valued based on revised assumptions of the probable payout on the applicable measurement dates and the closing stock price on that date.

Tabular List of Company Performance Measures
The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to
Company performance during 2025.
1.Adjusted EBITDAR
2.Adjusted EBITDAR margin
3.Net revenue
Further details on these measures and how they feature in our compensation plans can be found in the section entitled
"Compensation Discussion and Analysis."
Pay Versus Performance: Graphical Description
The illustrations below depict CAP (as calculated in accordance with the SEC rules) and its relationship to the following measures:
1.the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
2.the Company’s net income; and
3.the Company-selected measure, which is Adjusted EBITDAR.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP and Net Income
CAP and Adjusted EBITDAR

Director Compensation
In connection with our IPO, the Committee established a compensation program for our non-employee directors for their service on the Board (the "Director Program"). The Director Program consists of annual cash retainers and grants of time-
based RSUs under the 2024 Plan ("Annual Director RSUs"). Under the Director Program, each participating non-employee director receives an annual cash retainer of $100,000 and a grant of Annual Director RSUs with a vesting period of 12 months and a grant date value of $185,000 for their service on the Board. In addition, depending on their position with the
Board, participating non-employee directors will receive the following additional annual cash retainers for their service on the Board:

Position	Additional Retainer

Chairperson of the Board	$125,000
Audit and Compliance Committee
Chairperson	$30,000
Committee Member	$15,000
Compensation Committee
Chairperson	$20,000
Committee Member	$10,000
Nominating and Corporate Governance Committee
Chairperson	$15,000
Committee Member	$7,500
Patient Safety and Quality of Care Committee
Chairperson	$20,000
Committee Member	$10,000
The annual cash retainers are paid in four equal quarterly installments and pro-rated for any partial year of service on the
Board. Similarly, grants of Annual Director RSUs will be prorated for any partial year of service, such that for any new or replacement non-affiliated non-employee directors appointed during a fiscal year, they would receive a pro-rata portion of
Annual Director RSUs based on the time remaining in the fiscal year of their appointment.
Any unvested portion of the annual equity award generally is forfeited upon a such director’s termination of Board service, other than due to (i) death, (ii) disability or (iii) such director’s continued service until the first annual meeting of stockholders following the date of grant that applies to such Annual Director RSUs where such director (A) fails to be re-
elected as a member of the Board (other than for reasons related to such director’s misconduct or similar circumstances), or (B) does not stand for re-election.
In addition, the Board will review, from time to time, our director compensation program to ensure we can continue to attract and retain highly qualified Board members.
Mr. Bulgarelli, at the direction of Ventas, historically has been designated as ineligible to participate in the Director
Program, but will be eligible to participate for 2026 as a result of his retirement from Ventas.

2025 Director Compensation
The following table summarizes, for 2025, certain information regarding the compensation of our non-employee directors.
Mr. Bonick, our CEO, does not receive any separate compensation for his service on our Board. Please see "Executive
Compensation – Summary Compensation Table" for a summary of the compensation received by Mr. Bonick in 2025 in his capacity as an executive officer. Mr. Bulgarelli, at the direction of Ventas, did not receive compensation for his service as a director during 2025.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total

Peter Bynoe	$125,000	$169,716	$294,716
Suzanne Campion	$117,500	$169,716	$287,216
Robert DeMichiei (4)	$91,875	$129,136	$221,011
William Goodyear	$137,500	$169,716	$307,216
Ellen Havdala	$130,000	$169,716	$299,716
Edmondo Robinson	$135,000	$169,716	$304,716
Rahul Sen	$117,500	$169,716	$287,216
Mark Sotir	$225,000	$169,716	$394,716
Rob Webb	$125,000	$169,716	$294,716

(1)	Amounts reported in this column represent cash fees paid to each non-employee director during 2025 for his or her Board and committee service. Cash fees are paid quarterly in arrears.
(2)
Amounts reported in this column reflect the aggregate grant date fair value for the Annual Director RSUs granted in 2025, computed in accordance with ASC Topic 718. The Company’s valuation assumptions are described in Note 9, "Equity," in the Notes to the Consolidated Financial Statements
in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

(3)
The aggregate number of shares subject to stock awards outstanding as of December 31, 2025 for each of the non-employee directors was as follows: Mr. Bynoe, 12,916 RSUs; Ms. Campion, 12,916 RSUs; Mr. DeMichiei, 10,073 RSUs; Mr. Goodyear, 12,916 RSUs; Ms. Havdala, 12,916 RSUs;
Dr. Robinson, 12,916 RSUs; Mr. Sen, 12,916 RSUs; Mr. Sotir, 12,916 RSUs; and Mr. Webb, 12,916 RSUs.

(4)	Mr. DeMichiei joined the Board on April 2, 2025, and thus his fees earned and stock awards granted were pro-rated for his partial service during the year.

Equity Compensation Plans
The following table provides information as of December 31, 2025 about equity securities that may be issued under the
Company's existing equity compensation plans and arrangements:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	4,049,766	$—	8,241,657
Equity compensation plans not approved by security holders	—	—	—
Total	4,049,766	$—	8,241,657
(1)Includes 1,828,133 RSUs that vest solely upon the holder’s continued employment through a certain date and 2,221,633 PRSUs that vest upon the holder’s continued employment and achievement of Company-wide financial targets over time. The PRSUs included in the table above represent the number of shares that would be earned by the holders based upon achievement of target performance. The earned number of shares for PRSUs can range from 0% to 200% depending upon the actual performance relative to target performance and the results of the relative TSR modifier.
For additional information regarding the Company’s equity compensation plans, see Note 9, "Equity," in the Notes to the
Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting
Firm
The Audit and Compliance Committee of the Board has appointed Ernst & Young LLP ("EY") as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Bylaws, or otherwise, our Board is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice.
Fees
The following table presents fees for professional services rendered by EY for the audit of our annual financial statements for the years ended December 31, 2025 and 2024, and fees incurred for other services rendered by EY for such years:

	2025	2024

Audit fees (1)	$5,854,000	$3,909,730
Audit-related fees (2)	98,000	95,382
Tax fees (3)	429,561	454,057
All other fees	—	—
Total fees	$6,381,561	$4,459,169
(1)Audit fees are primarily for the audit of our annual financial statements and the review of our quarterly financial statements. For 2025, these fees include the audit of the effectiveness of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002. For 2024, these fees include services in connection with our IPO.
(2)Audit-related fees were for incremental audit and review services performed for certain subsidiaries of the Company.
(3)Tax fees were for tax planning, employment-related tax credits and tax advisory services.
Pre-Approval of Auditor Services
The charter of the Audit and Compliance Committee provides that the Audit and Compliance Committee must pre-approve all auditing and non-auditing services to be provided by our auditor. In addition, the Audit and Compliance Committee shall have the sole authority to approve any compensation to our auditor for any approved audit or non-audit services. For 2025, all services provided by EY were pre-approved by the Audit and Compliance Committee. All non-audit services were reviewed by the Audit and Compliance Committee, and the Audit and Compliance Committee concluded that the provision of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Required Vote
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of EY, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm. If the appointment is not ratified, the matter will be referred to the Audit and Compliance Committee for further review.

The Audit and Compliance Committee and the Board recommend that the stockholders vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Audit and Compliance Committee Report
Our management has primary responsibility for preparing our financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm, EY, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.
The role and responsibilities of the Audit and Compliance Committee are set forth in a written charter adopted by our
Board of Directors. The charter is available on our website, www.ardenthealth.com, under the webpage "Investor Relations
– Governance – Governance Documents." The Audit and Compliance Committee reviews and reassesses the adequacy of the charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit and
Compliance Committee acted in accordance with its charter in 2025. In fulfilling its responsibilities for fiscal year 2025, the
Audit and Compliance Committee:
•Reviewed and discussed with management our unaudited quarterly financial statements during 2024 and our audited financial statements for the fiscal year ended December 31, 2025, including a discussion of critical accounting policies used in such financial statements;
•Discussed with EY the matters required to be discussed by the applicable requirements of the Public Company
Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from EY as required by the applicable requirements of the
Public Company Accounting Oversight Board regarding EY’s communications with the Audit and Compliance
Committee concerning independence and discussed with EY their independence from us and management.
Based on the Audit and Compliance Committee’s review of the audited financial statements and discussions with management and EY as described above, and in reliance thereon, the Audit and Compliance Committee recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2025 be included in our Annual
Report on Form 10-K for filing with the SEC.
Audit and Compliance Committee:
William Goodyear, Chair
Robert DeMichiei
Edmondo Robinson, M.D.
Rob Webb

Certain Relationships and Related Party Transactions
Related Person Transaction Policy
We have established a written related party transaction policy that provides procedures for the review of transactions in excess of $120,000 in any year between us and any covered person having a direct or indirect material interest with certain exceptions. Covered persons include any director, executive officer, director nominee or stockholders known to us to beneficially own 5% or more of our voting securities or any affiliates and immediate family members of the foregoing. Any such related party transactions shall require advance approval by a majority of our independent directors or by our Audit and Compliance Committee.
Corporate Conversion
In July 2024, the Company converted into a Delaware corporation and changed its name to Ardent Health Partners, Inc. (the
"Corporate Conversion"). As a result of the Corporate Conversion, the unitholders of Ardent Health Partners, LLC became holders of shares of Common Stock of Ardent Health Partners, Inc. On June 3, 2025, Ardent Health Partners, Inc. changed its name to Ardent Health, Inc. Ownership of beneficial owners can be found under "Security Ownership of Certain Beneficial
Owners and Management."
Pure Health Equity Investment
On May 1, 2023, Pure Health purchased a 26.1% interest in the Company from the unitholders for approximately $500 million. In connection with Pure Health’s investment, unitholders were eligible to exercise tag-along rights to sell a proportionate share of their individual equity ownership interest in the Company and AHP Health Partners, Inc., our direct majority-owned subsidiary. Ventas exercised its tag-along right to sell its proportionate share of interest in both the
Company and AHP Health Partners, Inc. To fulfill Ventas’ right to sell its proportionate share of noncontrolling ownership interest in AHP Health Partners, Inc., we exercised our right to repurchase those shares from Ventas for $26.0 million concurrent with Pure Health’s purchase of a minority interest in our Company.
Sale-Leaseback of Medical Office Buildings with Ventas
On February 9, 2022, we completed the sale of 18 medical office buildings to Ventas in exchange for $204.0 million and concurrently entered into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renew for additional five-year terms.
The initial terms of the lease agreements did not qualify for accounting treatment as sale-leaseback arrangements. Thus, the held-for-sale assets were classified as held for sale and continued to depreciate over their respective useful lives.
Additionally, the net proceeds received from the transaction of $202.1 million were accounted for as a related party deferred financing obligation.
On December 28, 2022, we amended certain renewal terms of the original lease agreements with Ventas such that the amended terms qualified for accounting treatment as sale-leaseback arrangements. Upon amendment, we recognized a gain of $157.8 million in other non-operating gains, related party for the year ended December 31, 2022. The aggregate amount of all periodic payments pursuant to such lease agreements due on or after January 1, 2025 through the current expiration date is approximately $111.6 million.
Ventas Master Lease and the Relative Rights Agreement
Prior to August 4, 2015, AHS Medical Holdings, LLC (the "Predecessor") was the limited liability company that owned the assets and operations now owned by the Company. Effective August 4, 2015, Ventas purchased a majority of the
Predecessor’s real estate assets. In a series of related transactions, the Predecessor’s operations and real estate were separated. Thereafter, Ventas retained ownership of the Predecessor’s real estate while a combination of EGI-AM, Ventas and the Predecessor’s senior management team formed the Company, which acquired the Predecessor’s operations on
August 4, 2015 for $519.5 million. The Company divested the majority of its real estate to Ventas as part of the transaction, effective August 4, 2015, whereby Ventas purchased a majority of the Predecessor’s real estate assets. The Company issued
$14.0 million of equity attributable to noncontrolling interests as part of such transaction on August 4, 2015. Prior to the closing of the series of related transactions whereby EGI-AM, Ventas and the Predecessor’s senior management team formed the Company, which acquired the Predecessor’s operations, effective August 4, 2015, the Company held certain subordinated notes due to affiliates, which were repaid and terminated at such closing. The Company had $84.2 million of subordinated notes due to an affiliate of the Company’s former controlling unitholder at December 31, 2014 (Predecessor), which were repaid on August 4, 2015. Interest expense associated with this debt totaled $5.1 million for the period January
1, 2015 to August 3, 2015 (Predecessor). The Company also had $6.7 million of subordinated notes due to affiliates of FFC
Partners (which owned common units and redeemable preferred units of the Company), which subordinated notes were repaid on August 4, 2015. Interest expense associated with this debt totaled $408,000 for the period January 1, 2015 to
August 3, 2015 (Predecessor).
On August 4, 2015, we also entered into a 20-year master lease agreement (with a renewal option for an additional ten years) with subsidiaries of Ventas, pursuant to which we lease ten of our hospitals. The ten wholly owned subsidiaries of the Company that operate the hospitals subject to the Ventas Master Lease are “tenant” parties to the Ventas Master Lease
("Tenants"), and the Company, AHP Health Partners, Inc. and Ardent Legacy Holdings, LLC, a wholly owned direct subsidiary of AHP Health Partners, Inc., are “guarantor” parties to the Ventas Master Lease (“Lease Guarantors”). The Lease
Guarantors provide an unsecured guarantee of the Tenants’ obligations under the Ventas Master Lease in favor of the
Ventas “landlord” subsidiaries party thereto. The Ventas Master Lease includes an annual rent escalator equal to the lesser of four times the Consumer Price Index (or 4x CPI) or 2.5%. The Company recorded rent expense of $137.3 million for the year ended December 31, 2024 related to this agreement. In addition, Ventas also provided us with growth capital related to the expansion and enhancement of our physical facilities of up to $30.0 million annually during the first five years of the
Ventas Master Lease. The aggregate amount of all periodic payments pursuant to the Ventas Master Lease due on or after
January 1, 2025 through the current expiration date is approximately $2.5 billion.
The Ventas Master Lease includes a number of significant operating and financial restrictions on us, including requirements that we maintain certain minimum portfolio coverage ratio (defined as consolidated EBITDAR of Tenants, plus management fees, as further adjusted for certain additional permitted add-backs (including estimated acquisition synergies), over
“minimum rent” (as defined)) of at least 2.2x and guarantor fixed charge coverage ratio (defined as consolidated EBITDAR, as further adjusted for certain additional permitted add-backs (including estimated acquisition synergies), over fixed charges) of at least 1.2x and do not exceed a certain guarantor net leverage ratio of 6.75x (defined as funded indebtedness plus annual rent payments under operating leases, multiplied by 8.0, over consolidated EBITDAR, as further adjusted for certain additional permitted add-backs (including estimated acquisition synergies)). If we breached our covenants under the terms of the Ventas Master Lease, we would be in default thereunder, and Ventas would have the right in certain circumstances to terminate the Ventas Master Lease and/or exercise a purchase option with respect to certain personal property located at the leased facilities. The Ventas Master Lease contains a cross-acceleration provision that could result in a default under the Ventas Master Lease in the event we default under the terms of certain of our debt instruments, including our $325.0 million senior secured asset based revolving credit facility ("ABL Facility") and the senior secured term loan facility (the "2021 Term Loan B Facility" and, together with the ABL Facility, the "Senior Secured Credit Facilities") and
the indenture governing the issuance of $300.0 million aggregate principal amount 5.750% Senior Notes due 2029 (the
"5.75% Senior Notes"), and the holders of such indebtedness elect to accelerate the obligations thereunder, together with accrued but unpaid interest thereon. In such event, it is unlikely that we would be able to satisfy our obligations under all of such accelerated indebtedness simultaneously. Moreover, pursuant to the terms of the Ventas Master Lease, Ventas has the option upon the (i) expiration of the term of the Ventas Master Lease, (ii) earlier termination of the Ventas Master
Lease or (iii) occurrence of certain events of default under the Ventas Master Lease, to dispossess the Tenants under the
Ventas Master Lease from all or any portion of their leased premises. In connection with such dispossession, Ventas has the right to purchase all of such Tenants’ personal property (at fair market value) relating to such dispossessed premises other than such Tenants’ proprietary software, trademarks, accounts receivable, contracts with its affiliates and any other of such
Tenants’ contracts or leases determined by Ventas or its designee.
Ventas, the trustee of the 5.75% Senior Notes and the administrative agents under our Senior Secured Credit Facilities are parties to a Relative Rights Agreement that (among other things):
•sets forth the relative rights of Ventas and the administrative agents with respect to the properties and collateral related to the Ventas Master Lease and securing our Senior Secured Credit Facilities;
•contains a cross-acceleration provision that allows Ventas to declare an event of default under the Ventas
Master Lease upon the acceleration of our obligations under our Senior Secured Credit Facilities, and allows the administrative agents to declare an event of default under our Senior Secured Credit Facilities in the event
Ventas declares a termination of the Ventas Master Lease prior to the expiration of the term of the Ventas
Master Lease;
•provides Ventas with an option to purchase the debt obligations owed or guaranteed by the Tenants for no more than $375.0 million (subject to reduction in certain circumstances, including for mandatory and voluntary prepayments under our Senior Secured Credit Facilities) (the "Ventas Purchase Option Amount"),
together with the assignment of all security interests held by each lender under our Senior Secured Credit
Facilities and all other indebtedness incurred or guaranteed by the Tenants in all right, title and interest in the
Tenants, their assets, and the equity interests that we own in the Tenants. Upon exercise and consummation of this purchase option, (i) all indebtedness of and guarantees by the Tenants under our Senior Secured Credit
Facilities is automatically assigned to Ventas by means of a separate tranche; (ii) the Company, AHP Health
Partners, Inc., as issuer of the 5.75% Senior Notes, and certain of its existing and future wholly owned domestic subsidiaries that are guarantors under the 2021 Term Loan B Facility and the 5.75% Senior Notes will provide unsecured, fully subordinated guarantees of the Tenants’ indebtedness to Ventas under such tranche, subordinated to the obligations of the Company and its direct and indirect subsidiaries under the Senior
Secured Credit Facilities and the 5.75% Senior Notes and to all other holders of debt that join the Relative
Rights Agreement; (iii) the Tenants’ guarantees of the 5.75% Senior Notes will be automatically released; (iv)
the Tenants will become unrestricted subsidiaries for purposes of the Senior Secured Credit Facilities and the indenture governing the 5.75% Senior Notes; and (v) the Ventas Purchase Option Amount will be applied to reduce amounts outstanding under the Senior Secured Credit Facilities and all other indebtedness incurred or guaranteed by the Tenants (with holders of the 5.75% Senior Notes not being entitled to any of the proceeds received by the lenders upon the exercise of Ventas’ purchase option);
•provides that, regardless of whether or not Ventas exercises its purchase option, the maximum amount of the guarantee of the 5.75% Senior Notes by the guarantors that are Tenants, together with the amount of the indebtedness of and guarantees by such guarantors under the Senior Secured Credit Facilities and all other indebtedness incurred or guaranteed by the Tenants, cannot exceed $375.0 million; and
•provides that, in certain circumstances, the Tenants and our entities that are guarantors under the Ventas
Master Lease and their respective affiliates may enter into, guaranty and incur other or additional secured or unsecured indebtedness under new credit facilities, indentures, instruments or other debt documentation so long as, in each case, (i) to the extent required under the Ventas Master Lease, the agent, lender or trustee in respect of such indebtedness enters into a joinder agreement to the Relative Rights Agreement; (ii) the principal amount of the obligations thereunder, together with the amount of indebtedness of and the guarantees by such guarantors under the Senior Secured Credit Facilities and all other indebtedness incurred or guaranteed (whether secured or unsecured) by the Tenants, cannot exceed $375.0 million; (iii) the interest rate or yield applicable thereto shall not increase by more than 5.0% per annum in the aggregate above such applicable rate as in effect on June 28, 2018; and (iv) at the time of incurrence of such indebtedness and the guarantees thereunder, the consolidated net leverage ratio (as defined in the Ventas Master Lease, and on a pro forma basis) shall not exceed 6.25x, subject to certain exceptions.
Registration Rights Agreement
On July 3, 2015, certain of our executive officers and management team, EGI-AM and Ventas (the "Investors") entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Company. In connection with Pure Health’s investment in the Company, on May 1, 2023, the Company and EGI-AM amended the Registration Rights Agreement to add
Pure Health as an Investor under the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, at any
time after 180 days following the effective date of a registration statement for an initial public offering of the Company’s equity, the Investors may request that the Company register a portion of the Investors’ registrable equity securities under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Rights Agreement also provides for customary piggyback registration rights.
Demand Registration Rights
The holders of at least a majority of the Registerable Securities (as defined therein) outstanding can request that we register all or a portion of their shares on Form S-1 or any similar long-form registration, and the holders of at least 4% of the Registerable Securities outstanding can request that we register all or a portion of their shares on Form S-3, if available.
Such holders are entitled to request four registrations on Form S-1 and an unlimited number of registrations on Form S-3 or any similar short-form registration. The Company is not obligated to effect, or to take any action to effect, a demand registration (A) within 180 days after the effective date of a previous demand registration, (B) that would cause there to be more than two registration statements on any form other than Form S-3 to be concurrently effective or (C) if the Company delivers a delay notice, in which case the demand registration may be deferred for up to 120 calendar days after the
Company’s receipt of the registration request from the holder.

In addition, the Company is not obligated to effect, or take action to effect, a registration on Form S-3 (A) within 30 calendar days before the anticipated filing date of a Company-initiated registration (as determined by the Board in good faith), (B) if the Company has effected two short-form demand registrations within the preceding twelve months or (C) the anticipated aggregate offering price, net of selling expenses, for any such registration is less than $5.0 million.
Piggyback Registration Rights
The Registration Rights Agreement provides for “piggyback” registration rights allowing the holders to include their shares in any registration of our equity securities under the Securities Act in connection with the public offering of such securities solely for cash, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock held by such holders, in which the only Common Stock being registered is Common
Stock issuable upon conversion of debt securities that are also being registered, or related to a transaction under Rule
145 under the Securities Act, the holder of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.
Expenses of Registration
We will pay the registration expenses of the holders of the shares registered pursuant to the demand and piggyback registration rights described above.
Expiration of Registration Rights
The demand and piggyback registration rights described above will terminate upon any transaction or series of related transactions, other than a public offering, pursuant to which any person or group of related persons (other than the parties to the Registration Rights Agreement) acquires, in the aggregate, (i) equity securities of the Company or its subsidiaries possessing the right to receive a majority of the distributions of the Company or the Company’s equityholders or (ii) all or substantially all of the assets of the Company and its subsidiaries.
Services Agreement
We entered into a letter agreement (the "Services Agreement") with EGI-AM, pursuant to which EGI-AM representatives provides us with ongoing strategic, advisory and consulting services, including (i) advice on financing structures and our relationship with lenders and bankers, (ii) advice regarding public and private offerings of debt and equity securities, (iii)
advice regarding asset dispositions, acquisitions or other asset management strategies, (iv) advice regarding potential business acquisitions, dispositions or combinations involving us or our affiliates or (v) such other related advice as may be reasonably requested by us. EGI-AM does not receive a fee for the provision of the strategic, advisory or consulting services set forth in the Services Agreement, but may be periodically reimbursed by us, upon request, for (i) travel and out-of-
pocket expenses (not to exceed $50,000 in the aggregate with respect to any single proposed matter unless EGI-AM obtains our prior consent), and (ii) all reasonable fees and disbursements of counsel, accountants and other professionals incurred in connection with EGI-AM’s services on any proposed matter thereunder (provided that we have given prior consent to EGI-AM’s engagement with respect to such proposed matter). In consideration of the services to be provided by EGI-
AM and its representatives under the Services Agreement, we agreed to indemnify EGI-AM for certain losses incurred by EGI-AM relating to or arising out of the Services Agreement or the services provided thereunder. The Services Agreement has a term of one year and will be automatically extended for successive one-year periods unless terminated by either party at least 60 days prior to any extension date or otherwise terminated at any time for any reason upon at least 60 days’ prior written notice to the other party.
In addition, the Services Agreement provides that EGI-AM is entitled to certain information and access rights in its capacity as stockholder. During the term of the Services Agreement and for so long as EGI-AM owns in the aggregate shares representing at least 5% of the total number of our Common Stock issued and outstanding, we agree to provide EGI-
AM and its designated representatives with (i) any business plan and budget of the Company and such other financial and operating data, reports and other information with respect to our business, assets, properties, prospects or corporate affairs as EGI-AM may reasonably request and (ii) reasonable access to our premises, books, computer software application systems, files and records and to our officers and key employees for consultation with respect to matters relating to our business and affairs, subject to confidentiality and other customary limitations.

Nomination Agreement
We entered into the Nomination Agreement with EGI-AM and ALH Holdings, LLC (a subsidiary of Ventas). Pursuant to the terms of the Nomination Agreement, EGI-AM has the right, but not the obligation, to nominate, and the Company must use reasonable best efforts to cause the Board to include in its membership, (a) a majority of our directors, and to designate the
Chairman of the Board, as long as EGI-AM beneficially owns 50% or more of the total voting power of our outstanding
Common Stock with respect to the election of directors, (b) 40% of our directors (rounded up to the nearest whole number), as long as EGI-AM beneficially owns 40% or more, but less than 50% of the total voting power of our outstanding
Common Stock, (c) 30% of our directors (rounded up to the nearest whole number), as long as EGI-AM beneficially owns
30% or more, but less than 40% of the total voting power of our outstanding Common Stock, (d) 20% of our directors
(rounded up to the nearest whole number), as long as EGI-AM beneficially owns 20% or more, but less than 30% of the total voting power of our outstanding Common Stock, (e) 10% of our directors (rounded up to the nearest whole number), as long as EGI-AM beneficially owns 10% or more, but less than 20% of the total voting power of our outstanding Common
Stock, and (f) one (1) director, as long as EGI-AM beneficially owns 4% or more, but less than 10% of the total voting power of our outstanding Common Stock. In addition, ALH Holdings, LLC (a subsidiary of Ventas) has the right, but not the obligation, to nominate, and the Company must use reasonable best efforts to cause the Board to include in its membership, one (1) director, as long as ALH Holdings, LLC and any of its affiliates (including Ventas) together beneficially own 4% or more of the total voting power of our outstanding Common Stock. In the event that a vacancy is created at any time by the death, disqualification, resignation or removal of a director nominated by EGI-AM or ALH Holdings, LLC, EGI-AM or ALH Holdings, LLC (as applicable) has the right to designate a replacement to fill such vacancy.
The Nomination Agreement also provides that, for so long as EGI-AM has such nomination rights, the Board must use reasonable best efforts to cause any committee of the Board to include in its membership at least one (1) director nominated by EGI-AM, provided that, in each case, such individual satisfies all applicable SEC and stock exchange requirements (after taking into account all available exemptions under the rules of the applicable stock exchange). For so long as EGI-AM beneficially owns more than 50% of the total voting power of our outstanding Common Stock, EGI-AM’s designees comprise a majority of each of the compensation and nominating and corporate governance committees of the
Board, so long as the EGI-AM designees satisfy all applicable SEC and stock exchange requirements (after taking into account all available exemptions under the rules of the applicable stock exchange).
REIT Savings Letter Agreement
We entered into an agreement with Ventas that provides Ventas with certain rights as long as it remains a stockholder.
These rights include: (i) if we redeem or repurchase any shares of capital stock from another stockholder (or enters into another transaction that has a similar effect), then the shares held by Ventas shall automatically be repurchased at a price per share equal to the fair market value per share, effective immediately prior to such other repurchase, redemption, or purchase, only to the extent necessary so that Ventas does not own, directly, indirectly, or constructively, more than 9.9%
of the total combined voting power of all classes of our capital stock or of the total value of shares of all classes of our capital stock (the "Ventas Ownership Condition"); (ii) if Ventas determines at any time in good faith that the Ventas
Ownership Condition is not met and Ventas delivers written notice thereof, we shall repurchase from Ventas, at a price per share equal to the fair market value per share, such number of shares as specified in the notice so that the Ventas
Ownership Condition thereafter is met; (iii) if there is a purported transfer of shares, or other event that causes the Ventas
Ownership Condition to not be met, the number of shares that would cause the Ventas Ownership Condition to not be met shall be automatically transferred to a trust for the benefit of a charitable beneficiary and Ventas shall have no rights in any future income or appreciation in such shares; and (iv) from time to time, we must reasonably cooperate with and provide any information to Ventas as may reasonably be required to determine whether the Ventas Ownership Condition is satisfied. Under the REIT Savings Letter Agreement, fair market value is determined as of the end of the business day immediately preceding the date of repurchase and means the volume weighted average of the closing sales prices of the shares for the such day on all domestic securities exchanges on which the shares may at the time be listed but not less than the per share price paid to any other person in the transaction giving rise to the repurchase.

General Information
Stockholder Proposals and Nominations for 2027 Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2027 annual meeting of stockholders must be received by us at our principal executive offices at 340 Seven Springs Way, Suite 100,
Brentwood, Tennessee 37027 no later than December 9, 2026 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.
If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is entitled to vote at the meeting, (2) the stockholder has complied with the notice and other requirements set forth in our Bylaws, and
(3) the stockholder gives timely written notice of the matter to our Corporate Secretary. To be timely, a stockholder’s notice must be received at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is easier) for the immediately preceding year’s annual meeting of stockholders. However, in the event that our annual meeting is not within than 30 days from the first anniversary of the preceding year’s annual meeting of stockholders, written notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of such annual meeting, as originally convened, is first made by the Company.  Under our Bylaws, notice with respect to the 2027 annual meeting of stockholders must be received at our principal executive offices between the close of business on December 9, 2026 and the close of business on January 8, 2027. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Annual Report on Form 10-K
As indicated in the Notice of Internet Availability of Proxy Materials, a copy of this Proxy Statement and our 2025 Annual
Report to Stockholders has been posted on the website www.proxyvote.com. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC. Requests should be directed to Ardent Health, Inc., 340 Seven Springs
Way, Suite 100, Brentwood, Tennessee 37027, Attention: Investor Relations, 615-296-3000. Our Annual Report to
Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.
Delivery of Documents to Stockholders Sharing an Address
Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or
Notice of Internet Availability of Proxy Materials to that address. Householding is designed to reduce a company’s printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the
Company’s proxy materials. If your household participates in the householding program, you will receive one Notice of
Internet Availability of Proxy Materials. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our Corporate Secretary at 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027, or by calling
615-296-3000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials to a
stockholder at a shared address to which a single copy of the documents was delivered.
If you receive more than one Notice of Internet Availability of Proxy Materials, this means that you have multiple accounts holding Common Stock with brokers and/or the Company’s transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability of Proxy Materials. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at
www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.
Electronic Access to Proxy Statement and Annual Report to Stockholders
We have elected to provide this Proxy Statement and our 2025 Annual Report to Stockholders over the Internet through a
"notice and access" model. The Notice of Internet Availability of Proxy Materials provides instructions on how you may access this Proxy Statement and our 2025 Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.
Brentwood, TN
April 8, 2026

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of Adjusted EBITDAR, a valuation measure, to net income, determined in accordance with U.S. generally accepted accounting principles:

(in thousands)	Year Ended December 31, 2025

Net income	$230,135
Adjusted EBITDAR Addbacks:
Income tax expense	56,223
Interest expense	55,202
Depreciation and amortization	155,703
Noncontrolling interest earnings	(94,324)
Loss on extinguishment and modification of debt	7,344
Other non-operating losses	1,130
Cybersecurity Incident recoveries, net	(22,655)
Certain legal matters and related costs	900
Restructuring, exit and acquisition-related costs	13,276
Change in accounting estimate	43,298
New Mexico professional liability accrual	54,468
Epic expenses	4,837
Equity-based compensation	39,293
Loss from disposed operations	207
Rent expense payable to REITs	164,308
Adjusted EBITDAR	$709,345

ArdentHealth.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARDT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91619-P47531

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARDENT HEALTH, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark Sotir
02) Martin J. Bonick
03) Peter Bulgarelli
04) Peter Bynoe
05) Suzanne Campion
06) Robert A. DeMichiei
07) William Goodyear
08) Ellen Havdala
09) Edmondo Robinson
10) Rahul Sen
11) Rob Webb

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxyvote.com.

V91620-P47531

ARDENT HEALTH, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2026 9:00 AM CT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Alfred Lumsdaine and Stephen C. Petrovich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARDENT HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held solely by remote communication in a virtual meeting format on May 20, 2026 at 9:00 a.m. Central Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side of this proxy card.

Continued and to be signed on reverse side